                                                                  Exhibit 10.12

                                 LEASE AGREEMENT


                                ATLANTA, GEORGIA


                             THE PROSCENIUM BUILDING






LANDLORD:         PROSCENIUM, L.L.C.
TENANT:           THE WILLIAM CARTER COMPANY
SUITE:            1000
SQ. FT.:          60,000 RENTABLE SQUARE FEET
TERM:             ONE HUNDRED TWENTY (120) MONTHS

                                TABLE OF CONTENTS


                                                                         PAGE
1. PREMISES AND TERM........................................................1

2. RENT ....................................................................2

3. OPERATING COSTS..........................................................2

4. DELIVERY OF THE PREMISES.................................................5

5. ACCEPTANCE OF THE PREMISES...............................................6

6. USE .....................................................................6

7. TENANT'S CARE OF THE PREMISES............................................6

8. SERVICES.................................................................7

9. DESTRUCTION OR DAMAGE TO PREMISES........................................9

10. DEFAULT BY TENANT; LANDLORD'S REMEDIES..................................9

11. ASSIGNMENT AND SUBLETTING..............................................11

12. CONDEMNATION...........................................................12

13. INSPECTIONS............................................................13

14. SUBORDINATION..........................................................13

15. INDEMNIFICATION AND HOLD HARMLESS......................................14

16. TENANT'S INSURANCE.....................................................14

17. REMEDIES CUMULATIVE....................................................14

18. ENTIRE AGREEMENT - NO WAIVER...........................................15

19. HOLDING OVER...........................................................15

20. HEADINGS...............................................................15

21. NOTICES................................................................15

22. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES...............................15

                                        i


23. ATTORNEY'S FEES........................................................16

24. TIME OF ESSENCE........................................................16

25. NO ESTATE IN LAND......................................................16

26. SECURITY DEPOSIT.......................................................16

27. PARKING ARRANGEMENTS...................................................16

28. RULES AND REGULATIONS..................................................16

29. RIGHT TO RELOCATE......................................................17

30. LATE PAYMENTS..........................................................17

31. ESTOPPEL CERTIFICATE...................................................17

32. SEVERABILITY AND INTERPRETATION........................................17

33. MULTIPLE TENANTS.......................................................17

34. FORCE MAJEURE..........................................................17

35. QUIET ENJOYMENT........................................................18

36. BROKERAGE COMMISSION; INDEMNITY........................................18

37. EXCULPATION OF LANDLORD................................................18

38. ORIGINAL INSTRUMENT....................................................18

39. GEORGIA LAW............................................................18

40. NO RECORDATION OF LEASE................................................18

41. HAZARDOUS WASTES.......................................................18

42. LEASE BINDING UPON DELIVERY............................................19

43. SPECIAL STIPULATIONS...................................................19


         Signature Page....................................................19



Exhibit "A" - Intentionally Deleted

Exhibit "B" - Location of Premises Within Building

Exhibit "C" - Description of the Property

Exhibit "D" - Work Letter

Exhibit "E" - Acceptance of Premises Form

Exhibit "F" - Rules and Regulations

Exhibit "G" - Special Stipulations

Exhibit "H" - Form of Subordination, Non-Disturbance and Attornment Agreements

                                   DEFINITIONS


DEFINED TERM                                                                    PARAGRAPH
ADA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Exhibit "D"
Additional Electrical Equipment  . . . . . . . . . . . . . . . . . . . . . . . .8(b)(iv)
Adjusted Monthly Rental  . . . . . . . . . . . . . . . . . . . . . . . . . . . .2(c)
Building  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(a)
Change Order Effect Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .Exhibit "D"
Contractor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Exhibit "D"
Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(b)
Design Fee Allowance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit "D"
TC Atlanta, Inc. .  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Initial Operating Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(a)
Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Caption
Lease.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Caption
Lease Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(c)
Monthly Rental. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2(a)
Mortgagee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14(a)
Operating Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(b)
Premises    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(a)
Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(d) and Exhibit "C"
Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2(f)
Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6 and Exhibit "F"
Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Shared Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8(e)
Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Caption
Tenant Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Exhibit "D"
Tenant Improvement Construction Documents . . . . . . . . . . . . . . . . . . . Exhibit "D"
Tenant Improvement Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . .Exhibit "D"
Tenant's Share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(c)
Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(b)



                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (the "Lease"), made this day of February, 2001, by and between PROSCENIUM, L.L.C. ("Landlord"), which has as its address for all purposes hereunder as follows:

                  c/o TC Atlanta, Inc.
                  Five Concourse Parkway
                  Suite 1600
                  Atlanta, Georgia  30328-6111

and THE WILLIAM CARTER COMPANY ("Tenant"), a corporation of the State of Massachusetts, which has as its address:

                  1170 Peachtree Street
                  Suite 1000
                  Atlanta, GA  30309


                                   WITNESSETH:

         1.       PREMISES AND TERM

                  (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

                  Floor: The entire 9th and 10th floors, and a portion of the 8th floor of the Building
                  Suite:
                  Rentable Square Feet:     60,000
                  Usable Square Feet:
                                            ----------------
                  Total Building Rentable Area:      527,523

located at the Proscenium Building (the "Building"), at 1170 Peachtree Street.

                  (b) The Premises shall be located in that portion of the Building shown on EXHIBIT "B", attached hereto and by this reference incorporated herein. The Premises shall consist of all of the 9th floor of the Building (consisting of 25,393 rentable square feet); all of the 10th floor of the Building (consisting of 25, 393 rentable square feet), and 9,214 rentable square feet on the 8th floor of the Building (which shall be determined by selecting an area which will have a number of usable square which, when multiplied by a factor of 1.16, will equal 9,214). The rentable square feet on the 8th floor of the Building shall be in a configuration and exact location as Landlord and Tenant agree, in their respective reasonable judgment. The term of this Lease (the "Term") shall commence, subject to the provisions of Paragraph 4 herein, on the 1st day of October, 2001 (the "Commencement Date"), and end at midnight on the 30th day of September, 2011, unless sooner terminated as herein provided, whether Tenant actually has occupied the Premises (or any portion thereof) before or after said date. This Lease shall be effective and enforceable upon its execution and delivery. If Tenant does occupy the Premises prior to the Commencement Date, then Tenant may do so without the obligation to pay Monthly Rental. Tenant's occupancy of the Premises shall, in such event, be otherwise subject to the terms and conditions of this Lease.

                  (c) "Lease Year" as used herein shall mean (i) each and every twelve (12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the last twelve
(12) month period and said expiration or termination. The first such twelve
(12) month period shall commence on the Commencement Date.

                  (d) The Building and the land upon which said Building is located (which includes certain parking facilities serving the Building), more particularly described on EXHIBIT "C", attached hereto and by this reference incorporated herein, is herein referred to as the "Property".

                  (e) The Premises shall include the appurtenant right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect this Lease.

         2.       RENT

                  (a) Tenant shall pay to Landlord at the lockbox address of "Proscenium LLC, P.O. Box 116494, Atlanta, GA 30368-6494", or at such other place Landlord designates, without demand, deduction or setoff, an annual rental, due and payable in equal monthly installments (the "Monthly Rental") in advance on the first (1st) day of each calendar month during the Term, as follows:

                                                   Base Rental (per
                                                 rentable square foot        Annual                 Monthly
                       Period                         Per Annum)           Base Rental            Base Rental
                       ------                         ----------           -----------            -----------
     October 1, 2001 - September 30, 2002               $27.25            $1,635,000.00            $136,250.00
     October 1, 2002 - September 30, 2003               $27.80            $1,667,850.00            $138,987.50
     October 1, 2003 - September 30, 2004              $28.366            $1,701,686.00            $141,807.17
     October 1, 2004 - September 30, 2005              $28.994            $1,736,537.00            $144,711.42
     October 1, 2005 - September 30, 2006              $29.554            $1,772.432.00            $147,702.67
     October 1, 2006 - September 30, 2007              $30.146            $1,809,405.00            $150,783.75
     October 1, 2007 - September 30, 2008              $30.779            $1,847,487.00            $153,957.25
     October 1, 2008 - September 30, 2009              $31.445            $1,886,712.00            $157,226.00
     October 1, 2009 - September 30, 2010              $32.212            $1,927,113.00            $160,592.75
     October 1, 2010 - September 30, 2011              $32.881            $1,968,726.00            $164,060.50

         Tenant shall pay the first month of Monthly Rental upon the execution and delivery of this Lease (with said amount to be applied against the Monthly Rental first due under the Lease). Notwithstanding the above, no Monthly Rental shall be due for the 9,214 rentable square feet on the 8th floor only, until March 1, 2002.

                  (b) If the Term commences at any time other than the first day of a month or terminates at any time other than the last day of a month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

                  (c) The term "Rent", used herein, shall mean Monthly Rental, "Tenant's Share" of "Operating Costs" (as those terms are defined herein) and other amounts due of Tenant hereunder.

                  (d) At all times that Landlord shall direct Tenant to pay Rent to a "lockbox" or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease; (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay Rent if and for so long as Tenant shall timely pay the Rent required pursuant to this Lease in the manner designated by Landlord.

         3.       OPERATING COSTS

                  (a) Tenant hereby covenants and agrees and shall be obligated to pay to Landlord, in addition to and not in lieu of the other amounts specified herein, the "Operating Costs," as hereinafter defined, of repairing, maintaining, owning and operating the Building and Property, in excess of the "Initial Operating Costs" (as that term is herein defined). These payments shall be in addition to and not in lieu of any other payments due from Tenant hereunder. The "Initial Operating Costs" shall be, for the purposes of this Lease, $9.00 per rentable square foot, per annum, which amount is Landlord's projected and estimated Operating Costs for the Building, for calendar year 2001, at a 95% occupancy level.

                  (b) The term "Operating Costs", as adjusted pursuant to the terms of this Lease, shall mean any and all operating expenses of the Property, Building and related areas (such as, by way of illustration but not limitation, the operation and maintenance expenses of the parking areas, but not the operation and maintenance expenses of the parking areas associated and incurred for the production of parking revenue for Landlord), computed on an accrual basis and including all expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay; and/or (ii) become obligated to pay, including, but not limited to, the following:

                  (i) Costs, wages and salaries of all persons at or below the level of "Building Manager" (or the equivalent position and level of responsibility, even though a different title is used), engaged in the management, operation, repair, security or maintenance of the Property and Building, including, but not limited to, fringe benefits, taxes, insurance and any other benefits relating thereto;

              (ii) All supplies and materials used in the operation and maintenance of the Property and Building;

              (iii) Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building;

              (iv) Cost of all service agreements and maintenance for the Property and Building and the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

               (v) Cost of all insurance relating to the Property and Building including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Building and Landlord's personal property used in connection therewith;

              (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Property and Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes), and assessments attributable to the Property and Building or its operation and any reasonable consultants fees incurred with respect to issues or concerns involving the taxes or the Building, the Property, or both;

             (vii) Cost of repairs and general maintenance of the interior and exterior of the Property and Building (including, but not limited to, light bulbs and glass breakage; the redecorating, repainting, recarpeting and other such work of any common areas; heating, ventilation and air conditioning equipment; plumbing and electrical equipment; and elevators), parking areas, and landscaping;

            (viii) A management fee and other expenses incurred for the general operation and management of the Property and Building, not in excess of the market rate for such, given the level and quality of the services provided;

              (ix) An amortization cost due to any capital expenditures incurred (i) which have the effect of reducing or limiting Operating Costs of the Property and Building, if such reduction or limitation inures to Tenant's benefit (but only to the extent and in the amount that such Operating Costs of the Property and Building are reduced); (ii) which may be required by governmental authority or by Landlord's insurance carrier; or (iii) which are designed to protect or enhance the health, safety or welfare of the tenants in the Building or their invitees. Amortization costs hereunder shall be over a useful life for the item in question which is acceptable under generally accepted accounting principals, consistently applied.

               (x)         legal and accounting fees and expenses;

              (xi) anything which could be classified as an Operating Cost under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder.

Excluded from "Operating Costs" are:

                  (i) Capital items (except those expenditures referred to above);

                  (ii)     Leasing commissions;

                  (iii) Specific costs billed to and paid by specific tenants or other third parties;

                  (iv)     Depreciation;

                  (v) Principal, interest, and other costs directly related to financing the Building;

                  (vi) The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property and Building;

                  (vii) Marketing, promotional and design expenses involved in the leasing of the Property;

                  (viii)   Executive salaries.

                  (c) The term "Tenant's Share" shall mean the proportion that the Square Feet in the Premises bears to ninety-five percent (95%) of the Total Building Rentable Area, or the average percentage of the Total Building Rentable Area actually leased in the Building for any calendar year, if such average is greater than ninety-five percent (95%) of the Total Building Rentable Area. The average shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). Tenant's Share is used in this Lease to determine the portion of Operating Costs payable by Tenant, on a per square foot per annum basis. Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building had been fully occupied in such calendar year for the entire calendar year. The projected Operating Costs for 2001 for the Building, assuming a 95% occupancy, is as follows:

Cleaning                                                 $0.95                               $532,796.00
Repair & Maintenance                                     $1.15                               $643,576.00
Utilities                                                $1.56                               $870,410.00
Roads & Grounds                                          $0.08                               $47,477.00
Security                                                 $0.46                               $258,485.00
Taxes                                                    $3.25                              $1,714,443.00
Insurance                                                $0.10                               $52,752.00
Administration                                           $0.66                               $369,265.00
Management Fee                                           $0.78                               $437,842.00
                                                                                              ----------

TOTAL OPERATING EXPENSES                                 $9.00                              $4,927,046.00

                  (d) On January 15 of each calendar year after the calendar year in which this Lease is executed (or as soon thereafter as practical), Landlord shall provide Tenant with the projected Operating Costs for such current calendar year, and Tenant shall thereafter pay Tenant's Share of projected Operating Costs for operating the Property and Building in excess of the Initial Operating Costs. Such projected Operating Costs in excess of the Initial Operating Costs shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such amount during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by January 15, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practical) after each calendar year during the Term provide Tenant an unaudited statement of such year's actual Operating Costs. If actual Operating Costs are greater than projected Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the actual Operating Costs, Landlord shall credit Tenant, within thirty (30) days of such statement issuance, Tenant's Share of the difference between projected Operating Costs and actual Operating Costs.

                  (e) If this Lease commences at any time other than the first day of a calendar year or terminates at any time other than the last day of a calendar year the amount of Operating Costs due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

                  (f) For any calendar year during the Term, if in excess of 95% of the rentable square feet in the Building are leased under space leases, Operating Costs shall be allocated over such higher percentage occupancy.

                  (g) Tenant's payments of Operating Costs shall not be deemed payments of base rental under any governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.

                  (h) Notwithstanding the terms and conditions of Paragraph 3 of this Lease, except as described below, in no event shall Tenant be obligated to pay Tenant's share of Operating Costs for any year to the extent the same exceed one hundred five percent (105%) of Operating Costs for the prior year; provided, however, and notwithstanding the above limitation, that for the purposes of determining whether or not the aforesaid limit on increases in Tenant's Share of Operating Costs from year to year is exceeded or not, the components of Operating Costs related to taxes and assessments attributable to the Property or Building or its operation, utilities costs to the Building, Property or Premises, costs arising out of or in connection with new or revised governmental regulations and insurance premiums related to or payable in connection with the Building, Property or Premises shall not be considered or factored in to such determination, and there shall be no limit on the amounts of Operating Costs related to such taxes, utilities, governmental regulations and insurance premiums for the Building, Property or Premises that can be passed on by Landlord to Tenant or that shall be due of Tenant at any time and from year to year, except as otherwise expressly provided for in this Lease.

                  (i) (i) Landlord agrees to keep books and records showing Operating Costs in accordance with a sound system of accounts and accounting practices. Tenant or its representative (which shall be a reputable accounting firm or other firm not compensated on a contingency basis) shall have the right to examine Landlord's books and records showing Operating Costs upon reasonable prior notice and during normal business hours at any time within ninety (90) days following the furnishing by Landlord to Tenant of any final invoice or reconciliation statement for any given year. Any information obtained by Tenant and its auditors and examiners from such examination will be treated as confidential unless and until such information has been publicly disclosed by Landlord, and Tenant shall execute and cause its outside auditor or examiner to execute such confidentiality agreement as Landlord shall request, to reflect and effectuate the confidentiality provisions of this Paragraph. However, nothing herein contained shall limit or impair the right or obligation of Tenant to disclose such information when required by law or to appropriate regulatory authorities having jurisdiction over its affairs, or to use the same in connection with the enforcement of the terms and conditions of this Lease. Unless Tenant takes written exception to any item within ninety (90) days after the furnishing of Landlord's invoice or statements, then such invoices or statements shall be considered as final and accepted by Tenant.

                  (ii) Tenant shall furnish Landlord with a copy of all information and material generated for or on behalf of Tenant with respect to such audit, whether or not Tenant disputes the calculations or charges from Landlord. If Tenant does dispute such charges, then Tenant shall submit to Landlord, as a part of the notice of such dispute, a description of the dispute, with reference to the differences found by Tenant. Such statement shall be certified as true, correct and accurate by the auditor or examiner making such findings.

         4.       DELIVERY OF THE PREMISES

                  Landlord shall deliver possession of the Premises to Tenant, so that the improvements Landlord shall deliver possession of the Premises to Tenant, with the improvements to be constructed pursuant to EXHIBIT "D", attached hereto and by this reference incorporated herein, substantially complete on the Commencement Date. If Landlord for any reason whatsoever cannot deliver possession of the Premises, with the improvements to be constructed pursuant to EXHIBIT "D" substantially complete to Tenant at the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. If the delay is not due to any of the reasons set forth in Article 3 of EXHIBIT "D", Monthly
Rental shall be waived for the period between the Commencement Date and the date which Landlord delivers possession of the Premises to Tenant. If the delay is due to any of said reasons in Article 3 of EXHIBIT "D", Monthly
Rental shall commence as of the Commencement Date.

         5.       ACCEPTANCE OF THE PREMISES

                  The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the same "as is" and that said Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken, subject to "punch-list" items which must be remedied promptly after Tenant's acceptance of the Premises, at no additional out of pocket cost to Tenant. Tenant shall execute and deliver an "Acceptance of Premises" agreement upon the taking of possession of the Premises, in the form attached as EXHIBIT "E", by this reference incorporated herein.

         6.       USE

                  Tenant shall use the Premises only for professional, executive office purposes, including the display and inspection (but not retail sale to the general public) of Tenant's products. Tenant shall not use the Premises as an executive suites service or operation. The occupancy rate of the Premises shall in no event be more than one (1) person per 200 rentable square feet within said Premises. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in EXHIBIT "F" attached hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Building. Tenant shall conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

         7.       TENANT'S CARE OF THE PREMISES

                  (a) Tenant will maintain the Premises and the fixtures and appurtenances therein in a first-class condition, and will not commit or permit waste therein. Any repair work, maintenance and any alterations permitted by Landlord in the Premises (i) shall be done at Tenant's sole cost and expense; (ii) shall be done by Landlord's employees or agents or, with Landlord's reasonable consent, by persons requested by Tenant; and (iii) shall first be consented to by Landlord, such consent not to be unreasonably withheld or delayed; provided, however, Tenant shall be entitled to perform work within the Premises, with notice to, but not the consent of, Landlord as long as (i) the cost of such work does not exceed, in the aggregate, $5,000.00; (b) such work does not adversely affect the structural components of the Building or the Building's systems; (c) such work is not visible from the exterior of the Premises; (d) the terms and conditions of this Lease are otherwise complied with; and (e) Tenant delivers to Landlord, upon the completion of such work, complete, as-built plans and specifications for the work performed. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's consent, by persons requested by Tenant and consented to by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, sub-contractors, customers, employees, licensees, agents, or invitees. Tenant shall also be responsible for moving all wires and cables installed by Tenant in the Premises and other portions of the Building to serve Tenant's telecommunication and computer systems in the Premises, and the removal of such wires and cables shall be effected by Tenant without damage to the Building and without interference with the business or operations of Landlord or any other tenant of the Building.

                  (b) Tenant will not, without Landlord's prior consent, such consent not to be unreasonably withheld or delayed, make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about the Premises and will not do anything to or on the Premises which will increase the rate of insurance on the Building or the Property. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty and condemnation excepted; provided, however, Tenant shall not be required to remove any items from the Premises at the end of the Term which would be generally considered as normal office improvements, and with respect to other improvements, unless Landlord, as a part of any consent required of Landlord for work being performed by Tenant in the Premises, gives notice to Tenant, as a part of such consent, that such work must be removed by Tenant at the end of the Term.

                  (c) No later than the last day of the Term, Tenant will remove Tenant's personal property and repair injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or the Building) in as good a condition at the beginning of the Term, reasonable wear and tear, unrepaired casualty and condemnation excepted. Any wires and wiring installed by or on behalf of Tenant within any riser of the Building shall be bundled together within such riser and a tag shall be placed on such bundle at each floor of the Building identifying the nature of each wire within the bundle and the name and telephone number of a representative of Tenant to contact in the case of an emergency. All property of Tenant remaining in the Premises after expiration or early termination of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Paragraph.

                  (d) In doing any work on the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workers consented to by Landlord, in Landlord's reasonable judgement, prior to the time such work is commenced. Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence of liability and personal property insurance coverage in amounts and with insurance carriers satisfactory to Landlord. Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workers if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all loss, cost, damage, expense or liabilities including, but not limited to, attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or liens.

                  (e) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

         8.       SERVICES

                  (a) Landlord shall cause to be furnished the following services (the cost of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein):

                  (i)      Elevator service for passenger and delivery needs.

                  (ii) Air conditioning during summer operations and heat during winter operations at temperature levels similar to other first class office buildings in the Atlanta area, but consistent with and subject to all Federal and local energy conservation regulations, on Monday through Friday, 8:00 A.M. to 6:00 P.M., and 8:00 A.M. to 1:00 P.M. on Saturdays, other than "Holidays" (as herein defined) (the "Business Hours").

                  (iii) Public restrooms, including the furnishing of soap, paper towels, and toilet tissue.

                  (iv) Either hot and cold or tempered running water for all restrooms and lavatories.

                  (v) Janitorial service, including sanitizing, dusting, cleaning, mopping, vacuuming, and trash removal, each Monday through Friday, and floor waxing and polishing, window washing, smudge removal and venetian blind cleaning as appropriate.

                  (vi) The replacement of building standard fluorescent lamps and ballasts as needed.

                  (vii) Repairs and maintenance, for maintaining in good order at all times the exterior walls, exterior windows, exterior doors and roof of the Building, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving and landscaping surrounding the Building.

                  (viii)   General grounds care.

                  (ix) General management, including supervision, inspections and management functions.

                  (x)      Electricity for the Premises, Building and Property.

                  (xi) Security (which currently includes a staffed guard desk in the lobby of the Building) comparable to the security provided by other class "A" buildings in the area of the Building.

     (b) The services provided in Paragraph 8(a) are predicated on and are in anticipation of the use of the Premises as follows:

                  (i) Services shall be provided for the Building during normal business hours as described in the Rules.

                  (ii) The HVAC equipment shall maintain to plus or minus 2 degrees F, based upon the local conditions specified in the 1993 edition of ASHRAE HANDBOOK OF
                           FUNDAMENTALS:

                           a) Summer indoor shall be 75 degrees F.D.B. and 50% maximum relative humidity.

                           b) Summer outdoor shall be the ASHRAE 2% coincident weather data.

                           c)       Winter indoor shall be 70 degrees F.D.B.

                           d)       Winter outdoor shall be the ASHRAE 99%
                                    weather data.

                  (iii) Electric power usage and consumption for the Premises shall be based on lighting of the Premises during normal business hours on a level suitable for normal office use and power for small desk-top machines and devices using no more than 110 volt, 20 amp circuits (allowable load of 15 amps). Heavier use items shall not be used or installed, unless expressly permitted elsewhere herein or by consent of Landlord, such consent of Landlord not to be unreasonably withheld or delayed.

                  (iv) Should Tenant's total rated electrical design load per square foot in the Premises exceed the Building standard rated electrical design load, on a per square foot basis, as determined by Landlord from time to time, for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, as such share is determined by Landlord in Landlord's reasonable judgment, Landlord may (at Tenant's expense), if reasonably possible, install within the Building one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements. If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load (on a per square foot basis), then a meter may also be added by Landlord (at Tenant's expense) to measure the electricity provided through the Additional Electrical Equipment. Electrical usage shall be available to Tenant as described in Attachment 1 to EXHIBIT "D".

                  (c) If Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant reimbursement for the cost of such added services. Landlord reserves the right to install separate metering devices to determine such excessive periods and/or amounts, at Tenant's sole cost and expense. If there is disagreement as to such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.

                  (d) Landlord shall not be liable for any damages directly or indirectly, and Tenant shall have no right of set-off or reduction in Rent, resulting from the installation, use, malfunction, or interruption of use of any equipment in connection with the furnishing of services referred to herein, including, but not limited to, any interruption in services by any cause beyond the immediate control of the Landlord; provided however, Landlord shall exercise due care in furnishing adequate and uninterrupted services. Without limitation on the foregoing, under no circumstances shall Landlord incur liability for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord.

         9.       DESTRUCTION OR DAMAGE TO PREMISES

                  (a) If the Premises or the Building are totally destroyed (or so substantially damaged as to be untenantable) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

               (i) Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving notice to Tenant within sixty (60) days from the date of such damage or destruction; or

              (ii) Commence the process of restoration of the Premises to a tenantable condition within sixty (60) days from the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to complete said restoration of the Premises. If Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of substantial restoration thereof.

If Landlord fails to complete such restoration within one hundred eighty (180) days of the date of the casualty, this Lease may be terminated as of the date of the casualty upon notice from either party to the other, given not more than ten
(10) days following the expiration of said one hundred eighty (180) day period. If such notice is not given, this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant that the Premises are substantially completed).

                  (b) If the Premises are damaged but not rendered wholly untenantable by any event set forth in Paragraph 9(a) above, Rent shall abate in the proportion the Premises have been made untenantable. Landlord shall restore the Premises expeditiously, and upon the date of restoration, full Rent shall commence.

                  (c) Rent shall not abate if the damage or destruction of the Premises, is the result of the negligence of Tenant, its contractors, subcontractors, agents, employees, guests or invitees.

         10.      DEFAULT BY TENANT; LANDLORD'S REMEDIES

                  (a) The occurrence of any of the following shall constitute an Event of Default hereunder by Tenant:

                  (i) The Rent or any other sum of money due of Tenant hereunder is not paid within five (5) days of the date written notice of such late payment is received by Tenant; provided, however, if more than two (2) payments due of Tenant hereunder in any one (1) calendar year are not made until after notice of such late payment is received by Tenant, then it shall be an event of default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same calendar year is not made within ten (10) days of the date when due;

                  (ii) The Premises are abandoned or vacated; provided, however, if Tenant deserts or vacates the Premises, Landlord's sole remedy for such default shall be to terminate this Lease effective on such date as Landlord specifies to Tenant by notice, and without further liability on the part of Landlord or Tenant. The preceding sentence is not intended and shall not be deemed to waive or limit any of Landlord's rights or remedies in connection with or based on any default other than vacation or desertion;

                  (iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within thirty (30) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if receiver is appointed for any of Tenant's assets;

                  (iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within fifteen (15) days after Tenant has notice of the filing of such lien;

                  (v) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant (other than the failure to pay when due any Rent or any other sum of money becoming due Landlord hereunder, which under all circumstances is governed by and subject to Paragraph 10(a)(i) herein), and persists in such failure after fifteen (15) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than fifteen
                           (15) days to rectify, unless Tenant commences rectification within the fifteen (15) day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than thirty (30) days after such notice).

                  (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following:

                  (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. Sections 44-7-50 ET SEQ. and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord's reasonable costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

                  (ii) Declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term (including, but not limited to, increases in Rent pursuant to Paragraph 2(b) and 3(d) herein), discounted to present value by using a reasonable discount rate, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, at Landlord's address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises during the Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the reletting of the Premises.
                           The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

                  (iii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. Sections 44-7-50 ET SEQ. and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all reasonable costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due of Tenant to Landlord hereunder if not for certain concessions granted by Landlord to Tenant. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; and/or

                  (iv) As agent of Tenant, do whatever Tenant is obligated to do under this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any reasonable expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                  (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity.

                  (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

         11.      ASSIGNMENT AND SUBLETTING

                  (a) Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, nor, once any such sublet or assignment is consented to by Landlord, amend or modify the terms of such sublet or assignment, without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. No sublessee (or Tenant, on behalf or for the benefit of a sublessee) shall have the right to exercise any extension or renewal of Term, or any right to expand or otherwise increase the size of the Premises. Landlord may deny consent to an assignment or sublease if the creditworthiness of the proposed assignee or sublessee could not service the proposed sublet rent or assignment costs. Additionally, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the Premises leased, used, occupied or utilized. Any such purported lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. If such a sublease is entered into, neither the rental payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space.

                  (b) Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior consent of Landlord, such consent of Landlord not to be unreasonably withheld or delayed. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder. If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within fifteen (15) days from such notice (a) consent to such proposed subletting; (b) deny such consent, giving reasons for denying such consent at the time of the denial; (c) elect to cancel this Lease, or to reduce the Premises by the area requested to be subleased or assigned if the area is less than the entire Premises; or (d) elect to sublease the space, or take the assignment, as applicable, on the same terms and conditions as offered by the third-party. If Landlord elects to cancel or to reduce the area of the Premises, Tenant shall have ten (10) days from such notice to notify Landlord of Tenant's acceptance of such cancellation or reduction or Tenant's desire to remain in possession of Premises for the Term. If Tenant fails to so notify Landlord of Tenant's election to accept termination or reduction or to continue as Tenant hereunder, such failure shall be deemed an election to terminate or have the area of Premises reduced, as the case may be, and such termination or reduction shall be effective as of the end of the ten (10) day period provided for in Landlord's notice as hereinabove provided. If Landlord gives its consent to any such assignment or sublease, fifty percent (50%) of any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall, and the reasonable and actual costs incurred by Tenant in procuring such assignment or sublease, be due and payable, and shall be paid, to Landlord. If this Lease is cancelled, the area of Premises is reduced or a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal and accounting services required to accomplish such cancellation, reduction of area of the Premises, assignment or subletting, as the case may be, such legal fee not to exceed $1,000.00 per occurrence or request.

                  (c). Tenant shall have the right to assign the Lease or sublet the Premises, or any part thereof, without Landlord's consent, but subject to Landlord's rights to notice and prohibition contained herein, to any parent, subsidiary, affiliate or controlled entity or to an entity which Tenant may be converted or with which Tenant may merge. Tenant shall in any event have the obligation to notify Landlord of its intent of any such arrangement, and if Landlord reasonably determines that the proposed assignee or sublessee is engaged in a business which would materially interfere with the operation of the Property or that permitting the assignment or subletting would cause a violation by Landlord of its obligations under any lease covering a portion of the Property, Landlord shall have the right to prohibit such arrangement based upon the aforesaid factors.
 .

         12.      CONDEMNATION

                  If the Premises, or a part of such Premises such that the Premises are untenantable, are taken by eminent domain or other similar proceeding or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession vests, and Rent paid for any period beyond said date shall be repaid to Tenant. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the square feet of Premises taken. In either event, Landlord shall be entitled, and Tenant shall not have any right, to claim any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided, however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Building for

Tenant's moving expenses and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, action or ruling. Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease if any such condemnation, action, ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Building economically unfeasible.

         13.      INSPECTIONS

                  Landlord, its agents or employees may enter the Premises at reasonable hours to (a) exhibit the Premises to prospective purchasers or tenants of the Premises or the Building; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs (i) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Premises.

         14.      SUBORDINATION

                  (a) This Lease shall be subject and subordinate to any underlying land leases or deeds to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and deeds to secure debt. In confirmation of the subordination set forth in this Paragraph 14, Tenant shall, at Landlord's request, execute and deliver such further instruments desired by the holder of the deed to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or deeds to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or deeds to secure debt terminate for any reason or any such deeds to secure debt are foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee within ten (10) days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

                  (b) The subordination of this Lease to any future Mortgage or any future underlying land lease is conditioned upon the Mortgagee or lessor under any such lease executing and delivering to Tenant a subordination, non-disturbance and attornment agreement (an "SNDA"), on a commercially reasonable form, confirming that so long as Tenant is not then in default hereunder beyond any applicable cure period, the Mortgagee or lessor shall not disturb the possession of Tenant, terminate or attempt to terminate this Lease, and that any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage or any underlying land lease shall be bound to Tenant, and Tenant shall be bound to it, under all of the terms, covenants, and conditions of this Lease for the balance of the Term of this Lease, including any extensions thereof, with the same force and effect as if such party were the original Landlord under this Lease. Landlord represents and warrants to Tenant that, as of the date of this Lease, there is no underlying land lease affecting the Lease or encumbering the Property or Building, and the only deeds to secure debt, mortgages, or other first priority security title or security interest encumbering its estate in the Property are those in favor of (i) Bank of Nova Scotia, and (ii) Connecticut General Life Insurance Company (collectively, the "Mortgagees"). Within forty-five (45) days after the execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver to Tenant, without cost to Tenant, a fully executed SNDA from the Mortgagees in form substantially similar to the SNDA annexed to this Lease as EXHIBIT "H".

                  (c) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. The institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of Tenant hereunder.

                  (d) If such purchaser requests and accepts such attornment, from and after such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed, except such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; or (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord.

         15.      INDEMNIFICATION AND HOLD HARMLESS

                  (a) Tenant hereby indemnifies and holds Landlord harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant, or any other person entering upon the Premises under express or implied invitation or consent of Tenant, unless such claim or cause of action arises out of Landlord's gross negligence or willful misconduct. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

                  (b) Tenant shall give notice to Landlord of any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

         16.      TENANT'S INSURANCE

                  Tenant shall carry (at its sole expense during the Term) (i) fire and extended coverage insurance insuring Tenant's interest in its improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time, (ii) worker's compensation insurance as required by applicable law, and (iii) comprehensive liability coverage for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, the limits of such policy or policies to be in amounts not less than One Million Five Hundred Thousand Dollars ($1,500,000) with respect to injuries to or death of any one person, Five Million Dollars ($5,000,000) with respect to any one casualty or occurrence and Three Hundred Thousand Dollars ($300,000) with respect to property damage. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other, and agrees to release the other from liability for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancellable except after twenty (20) days' written notice to Landlord. Each policy shall name Landlord, Landlord's Property Manager and any other person designated by Landlord as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's Property Manager, or other designated person covering the same loss. At Landlord's request, duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term.

         17.      REMEDIES CUMULATIVE

                  The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law.

         18.      ENTIRE AGREEMENT - NO WAIVER

                  This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

         19.      HOLDING OVER

                  (a) If Tenant remains in possession of the Premises after expiration of the Term, or after any termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental for said holdover period shall be one hundred fifty percent (150%) of the amount of Rent due in the last month of the Term. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any termination of the Lease by Landlord, or as an exclusive remedy in the event of a holdover.

                  (b) Notwithstanding anything to the contrary, Tenant may hold over for a period of up to an additional thirty (30) day period past the end of the Term as a "tenant at will", paying the one hundred fifty percent (150%) of the Rent then due from Tenant, if Tenant is delayed in a relocation, and Tenant notifies Landlord of such election to hold over as soon as Tenant is aware that Tenant will not move out by the end of the Term.

         20.      HEADINGS

                  The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

         21.      NOTICES

                  (a) Any notice, request or consent by either party to the other hereunder shall be valid only if in writing and shall be deemed to be duly given only if hand-delivered, or sent by certified mail or by a recognized national overnight delivery service which has a receipt of notice as a part of its delivery function. Such notices shall be addressed (i) if to Tenant, at the Premises and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed, upon the mailing thereof.

                  (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, an employee in the Premises at the time of any such service.

         22.      HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES

                  (a) This Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns. The term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property (or of any lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. If the Property and Building are severed as to ownership by sale and/or lease, the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party.

                  (b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

         23.      ATTORNEY'S FEES

                  If Landlord has to engage or consult with an attorney as a result of or in connection with a failure by Tenant to pay any Rent as and when due under the Lease, then Tenant shall owe to Landlord, in addition to and not in lieu of any other amounts due hereunder, and shall pay within ten (10) days after demand for payment therefor is made, all such attorneys fees incurred by Landlord. Also, if any law suit or court action between Landlord and Tenant arises out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

         24.      TIME OF ESSENCE

                  TIME IS OF THE ESSENCE OF THIS LEASE.

         25.      NO ESTATE IN LAND

                  Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

         26.      SECURITY DEPOSIT  INTENTIONALLY DELETED

         27.      PARKING ARRANGEMENTS

                  (a) Landlord shall provide a ten-level parking deck to be located across Crescent Avenue directly to the west of the Building, to accommodate approximately 910 automobiles, and two levels of parking below the Building to accommodate approximately 90 automobiles (collectively, such parking levels referred to as the "Parking Garage"). Landlord shall make parking available for Tenant in the Parking Garage, on an unreserved and non-exclusive basis except as set forth herein, at a ratio of two one-half (2 1/2) parking spaces per 1,000 usable square feet leased by Tenant in the Building, for the first forty-thousand (40,000) usable square feet leased by Tenant in the Building, and at a ratio of two (2) parking spaces per 1000 usable square feet, for any additional square feet leased by Tenant in the Building. Five (5) of such parking spaces shall be in the area marked for reserved parking spaces, either in the Parking Garage or under the Building, at Tenant's option, to be exercised by a notice to Landlord. Tenant's rights to utilize all such parking spaces shall be subject to Tenant's payment to Landlord (or Landlord's designee) of the monthly parking charges from time to time charged, as set forth herein. Landlord agrees to manage the Parking Garage and the allocation of parking spaces to other tenants of the Building so that the spaces allocated to Tenant are reasonably available for Tenant's parking. Landlord shall have the right to undertake any measures or promulgate and enforce any rules and regulations which Landlord deems necessary or appropriate to enforce this provision, including, by way of illustration but not limitation, restricting access to such parking spaces, or parking fines against or towing the automobiles of violating parties.

                  (b) The initial charges for such parking spaces shall be Ninety and No/100 ($90.00) per parking space, per month, for unreserved parking spaces; One Hundred Thirty-Five and No/100 Dollars ($135.00) per parking space, per month, for reserved parking spaces not underneath the Building; and One Hundred Eighty and No/100 Dollars ($180.00) per parking space per month, for reserved parking spaces under the Building. Tenant shall pay such charges at the time and in the manner Monthly Rental is paid under the Lease, and such payments shall be payments of Rent for the purposes of this Lease. Landlord agrees that the monthly rates due from Tenant for such parking spaces shall not increase by more than Five and No/100 Dollars ($5.00) per month, per parking space, during the initial Term.

         28.      RULES AND REGULATIONS

                  The Rules on EXHIBIT "F" are a part of this Lease. Landlord may from time to time amend, modify, delete or add additional Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon notice to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the

Premises to at all times abide by the Rules. If there is a breach of any Rules, Landlord shall have all remedies in this Lease provided for in an Event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules. Landlord shall not be responsible to Tenant for the nonobservance by any other tenant or person of any such Rules.

         29.      RIGHT TO RELOCATE  INTENTIONALLY DELETED.

         30.      LATE PAYMENTS

                  Any payment due of Tenant hereunder not received by Landlord within five (5) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. Acceptance by Landlord of a payment, and the cashing of a check, in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of Rent when due an event of default hereunder.

         31.      ESTOPPEL CERTIFICATE

                  Tenant shall, within fifteen (15) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser or transferee of the Property, the Building, or both (as designated by Landlord), an Estoppel Certificate in recordable form, or in such other form as Landlord may from time to time require, evidencing whether or not (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises; (d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee.

         32.      SEVERABILITY AND INTERPRETATION

                  (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                  (b) If any provisions of this Lease require judicial interpretation, the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, as all parties hereto have participated in the preparation of this Lease.

         33.      MULTIPLE TENANTS

                  If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

         34.      FORCE MAJEURE

                  Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Landlord's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

         35.      QUIET ENJOYMENT

                  So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

         36.      BROKERAGE COMMISSION; INDEMNITY

                  TC ATLANTA, INC. ("TC") HAS ACTED AS CONTRACT MANAGER FOR LANDLORD IN THIS TRANSACTION AND RICHARD BOWERS & COMPANY ("BOWERS") HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. BOTH TC AND BOWERS ARE TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

         37.      EXCULPATION OF LANDLORD

                  Landlord's liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, any of the partners of Landlord, any officer, director, or shareholder of Landlord nor any of the partners of Landlord shall have any personal liability whatsoever with respect to this Lease.

         38.      ORIGINAL INSTRUMENT

                  Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

         39.      GEORGIA LAW

                  This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

         40.      NO RECORDATION OF LEASE

                  Without the prior consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

         41.      HAZARDOUS WASTES

                  Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building, the Premises or the Property, any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

         42.      LEASE BINDING UPON DELIVERY

                  This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

         43.      SPECIAL STIPULATIONS

                  The special stipulations attached hereto as EXHIBIT "G", and made a part hereof, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                TENANT:

                                THE WILLIAM CARTER COMPANY

                                /s/ CLYDE D. STUTTS                       (SEAL)
                                ------------------------------------------
                                Authorized Signature

                                CLYDE D. STUTTS
                                ------------------------------------------
                                Type Name of Signatory

Dated executed by               /s/ DAVID A. BROWN                        (SEAL)
Tenant: _________               ------------------------------------------
                                Authorized Signature

                                DAVID A. BROWN
                                ------------------------------------------
                                Type Name of Signatory

                                               (CORPORATE SEAL)

                  *Note: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

         By the execution and delivery of this Lease Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord's signature hereon), which Landlord may accept in its sole and absolute discretion.

Tenant's Federal Employer Identification Number:______________


                                    LANDLORD:

                                    PROSCENIUM, L.L.C., a Georgia limited
                                    liability company

                                    By:      Tri-Properties Proscenium, L.L.C.,
                                             a Georgia limited liability
                                             company, as the managing member of
                                             Proscenium, LLC

                                    By:      TCC Proscenium, Inc., a Georgia
                                             corporation, as an authorized
                                             member of Tri-Properties
                                             Proscenium, L.L.C.

                                    By: /s/ JOHN S. WHITTAKER
                                       -----------------------------------------
                                    Its: PRESIDENT
                                        ----------------------------------------

                                   EXHIBIT "A"


                             Space Plan of Premises



                                [To Be Attached]

                                   EXHIBIT "B"


                      Location of Premises Within Building



                                [To Be Attached]

                                   EXHIBIT "C"

Parcel 1

         ALL THAT TRACT or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia, and being more particularly described as follows:

     TO FIND THE TRUE POINT OF BEGINNING, commence at a point formed by the intersection of the south right-of-way line of Fourteenth Street, if extended (being a 60-foot wide right-of-way) and the west right-of-way line of Peachtree Street, if extended (being a 70-foot wide right-of-way); run thence south 13(degree)30'29" east, along the west right-of-way line of Peachtree Street, if extended, a distance of 11.43 feet to a point, which point marks the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING as thus established and continuing along the west right-of-way line of Peachtree Street run south 13(degree)30'29" east a distance of 28.18 feet to a point; running thence south 08(degree)24'54" east, along the west right-of-way line of Peachtree Street, a distance of 44.50 feet to a point; thence leaving said right-of-way line and running south 89(degree)50'53" west a distance of 100.23 feet to a point; running thence south 89(degree)51'03" west a distance of 10.00 feet to a point; running thence north 10(degree)35'24" west a distance of 84.00 feet to a point located on the south right-of-way line of Fourteenth Street; running thence north 89(degree)51'48" east, along the south right-of-way line of Fourteenth Street, a distance of 98.47 feet to a point; running thence in a southeasterly direction along the right-of-way line connecting said right-of-way line of Fourteenth Street and the west right-of-way line of Peachtree Street along the arc of a curve to the right (which arc has a chord distance of 17.94 feet on a chord bearing south 51(degree)49'21" east and having a radius of 15.00 feet) an arc distance of 19.23 feet to a point, which point marks the TRUE POINT OF BEGINNING; said tract shown to contain 0.2099 acre (9,142 square feet) as per Boundary Survey for The Landmarks Group, prepared by W. L. Jorden & Co., Inc., bearing the certification of Phillis S. Curry, Georgia Registered Land Surveyor No. 2242, dated August 31, 1987, as last revised September 3, 1987.

Parcel 2

     All that tract or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia and being more particularly described as follows:

     TO FIND THE TRUE POINT OF BEGINNING, commence at a point formed by the intersection of the south right of way line of 14th Street, if extended (being a 60 foot wide right of way) and the west right of way line of Peachtree Street, if extended (being a 70 foot wide right of way); run thence south 13 degrees 30 minutes 29 seconds east, along the west right of way line of Peachtree Street, if extended, a distance of 39.61 feet to a point; continuing along the west right of way line of Peachtree Street run south 08 degrees 24 minutes 54 seconds east a distance of 44.50 feet to a point, which point marks the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING as thus established and continuing along the west right of way line of Peachtree Street run south 07 degrees 02 minutes 13 seconds east a distance of 103.49 feet to a point; thence leaving said right of way line and running north 88 degrees 34 minutes 50 seconds west a distance of 313.10 feet to a point located on the east right of way line of Crescent Avenue (being a 50 foot wide right of way); run thence north 05 degrees 17 minutes 55 seconds west along the east right of way line of Crescent Avenue a distance of 179.00 feet to a point located at the intersection of the east right of way line of Crescent Avenue and the south right of way line of 14th Street; run thence south 89 degrees 41 minutes 58 seconds east along the south right of way line of 14th Street a distance of 191.19 feet to a point; thence leaving said right of way line and running south 10 degrees 35 minutes 24 seconds east a distance of 84.00 feet to a point; run thence north 89 degrees 51 minutes 03 seconds east a distance of 10.00 feet to a point; run thence north 89 degrees 50 minutes 53 seconds east a distance of 100.23 feet to a point located on the west right of way line of Peachtree Street, which point marks the TRUE POINT OF BEGINNING; said tract shown to contain 1.0749 acres as per survey entitled "Boundary Survey Tract II Property of The Landmarks Group Properties Corporation and AT&T Resource Management Corporation" prepared by W. L. Jorden & Co., Inc., bearing the certification of Daniel S. Mahan, Georgia Registered Land Surveyor No. 2275, dated September 28, 1989.

Parcel 3

     All that tract or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia and being more particularly described as follows:

     Beginning at a point formed by the intersection of the south right of way line of 14th Street (being a 60 foot wide right of way) and the west right of way line of Crescent Avenue (being a 50 foot wide right of way); run thence south 05 degrees 17 minutes 55 seconds east, along the west right of way line of Crescent Avenue a distance of 175.11 feet to a 3/4 inch open top pipe, said pipe being located on the north side of a ten-foot alley; run thence north 89 degrees 41 minutes 58 seconds west along the north side of said 10-foot alley a distance of 200.19 feet to a 5/8 inch reinforcing bar; run thence north 05 degrees 17 minutes 55 seconds west a distance of 175.11 feet to a 5/8 inch reinforcing bar, said reinforcing bar being located on the south right of way line of 14th Street; run thence south 89 degrees 41 minutes 58 seconds east along the south right of way line of 14th Street a distance of 200.19 feet to a point, which point marks the POINT OF BEGINNING; said tract shown to contain 0.8009 acres as per survey entitled "Boundary Survey Tract III Property of The Landmarks Group Properties Corporation and AT&T Resource Management Corporation", prepared by W.
L. Jorden & Co., Inc., bearing the certification of Daniel S. Mahan, Georgia Registered Land Surveyor No. 2275, dated September 28, 1989.

                                   EXHIBIT "D"

                               WORK AGREEMENT FOR
                           COMPLETION OF THE PREMISES


Landlord and Tenant executed a Lease for Premises on the 8th, 9th and 10th floors of the Building and hereby attach this Work Agreement to said Lease as EXHIBIT "D" thereto. To induce Tenant to enter into the Lease and in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

                             ARTICLE 1 - DEFINITIONS

The following terms shall have the meanings described below. Terms not defined herein shall have the meaning given in the Lease:

         ALLOWANCE shall mean Thirty and No/100 Dollars ($30.00) multiplied by the rentable square feet in the Premises, PLUS a design allowance of One and No/100 Dollars ($1.00) multiplied by the rentable square feet in the Premises.

         ARCHITECT shall mean Facilitec.

         BASE BUILDING IMPROVEMENTS shall mean Building Standard improvements to be constructed or installed in the Building.

         BUILDING PLANS AND SPECIFICATIONS shall mean the final drawings and specifications for Base Building Improvements.

         BUILDING STANDARD CONDITION is as described on ATTACHMENT "1" to this Exhibit.

         CHANGE ORDER shall mean any alteration, substitution, addition or change to or in the Tenant Space Plans or Tenant Improvement Construction Documents requested by Tenant after the same have been consented to by Landlord.

         COMPLETION DATE shall mean the date of Substantial Completion of Tenant Improvements under the Tenant Improvement Construction Documents (except Punchlist Items).

         CONSTRUCTION CONTRACT shall mean the agreement to be entered between Landlord and Contractor for the construction of the Tenant Improvements.

         CONSTRUCTION MANAGER is Trammell Crow Company.

         CONTRACTOR shall mean the party selected in accordance with Article 6 herein to do Tenant Improvements.

         ENGINEERS shall be the Building's mechanical, electrical, plumbing and structural engineers, approved by Landlord.

         PRE-PURCHASED BUILDING STANDARD MATERIALS are the materials Landlord has purchased for Tenant Improvements and are defined in ATTACHMENT "1".

         PUNCHLIST ITEMS shall mean those items not completed in the Premises at the time of the Substantial Completion, as identified in a written list, which do not substantially interfere with Tenant's use or enjoyment of the Premises.

         SUBSTANTIAL COMPLETION or SUBSTANTIALLY COMPLETE shall be as described in Section 3.04 hereof.

         TENANT'S COSTS shall mean the aggregate of (a) all costs and expenses of constructing the Tenant Improvements that are in excess of the Allowance, and (b) all costs and expenses related to the design (including any revision and redesign costs) of the Tenant Improvements.

         TENANT IMPROVEMENTS shall mean all improvements constructed or installed in or on the Premises in accordance with the Tenant Improvement Construction Documents.

         TENANT IMPROVEMENT COSTS shall mean the aggregate of the design, engineering and construction costs for the Tenant Improvements, approved by Tenant in accordance with Section 3.01 hereof, together with the cost of any Change Orders as provided in Section 3.05 hereof. Included in these costs will be a fee to Construction Manager.

         TENANT IMPROVEMENT CONSTRUCTION DOCUMENTS shall mean the working drawings, specifications and finish schedules for the Tenant Improvements prepared by Architect and Engineers and consented to by Tenant in accordance herewith.

         TENANT SPACE PLANS shall mean the schematic presentation of the Premises prepared by Architect and consented to by Tenant in accordance herewith.

         TENANT'S WORK shall mean all work in or about the Premises not within the scope of the work necessary to construct the Tenant Improvements, such as (by way of illustration and not limitation) delivering and installing furniture, telephone equipment and wiring and office equipment.

         WORKING DAY shall mean the period from 9:00 A.M. until 5:00 P.M. on any Monday through Friday, excluding federal and Georgia state holidays. By way of illustration, any period described in this Work Letter as expiring at the end of the third (3rd) Working Day after receipt of a document, then: (i) if receipt occurs at 9:01 A.M. on Monday, said period shall expire at 5:00 P.M. on the following Thursday; and (ii) if receipt occurs at 4:59 P.M. on Wednesday, the period shall expire at 5:00 P.M. on the following Monday.

                    ARTICLE 2. TENANT SPACE PLANS AND TENANT
                      IMPROVEMENT PLANS AND SPECIFICATIONS

SECTION 2.01  SCHEDULE FOR PREPARATION

Landlord shall contract with Architect for the preparation of the Tenant Space Plans and Tenant Improvement Construction Documents. Tenant Space Plans and Tenant Improvement Construction Documents for the Tenant Improvements shall be prepared by Architect and consented to by Tenant as provided hereinbelow. Tenant Space Plans shall be prepared and sealed by an architect licensed in Georgia.

1. As soon as reasonably possible (but in no event later than February 15, 2001) Tenant shall provide Architect all specifications, information and documents necessary to enable Architect to prepare the Tenant Space Plans.

2.       Within ten (10) Working Days after receipt of all items described in
         Section 2.01(1) above, Architect shall prepare and deliver to Tenant the Tenant Space Plans.

3. By the end of the third (3rd) full Working Day after receipt of the Tenant Space Plans, Tenant shall review and resubmit the same to Architect, either with Tenant's consent or with Tenant's comments thereto.

4. By the end of the third (3rd) full Working Day after receipt of Tenant's comments to the Tenant Space Plans, Architect shall resubmit to Tenant the Tenant Space Plans with such changes or information as requested by Tenant.

5. This process described in Section 2.01(2),(3) and (4) shall continue until Tenant has satisfied itself that such proposed Tenant Space Plans are acceptable, but once Tenant Space Plans have been resubmitted to Tenant, Tenant shall confine Tenant's comments thereupon only to the changes made by Architect or changes requested by Tenant to the prior submission of Tenant Space Plans, but not made by Architect. Once Tenant has satisfied itself that such proposed Tenant Space Plans are acceptable Tenant shall notify Landlord, and the Tenant Space Plans as so consented to by Tenant shall constitute the final Tenant Space Plans. When Tenant gives such final consent, Landlord shall notify Tenant of the amount of time Landlord estimates, in Landlord's reasonable judgment, Substantial Completion of Tenant Improvements within the portion of the Premises shown on such Tenant Space Plans will require.

6. After final consent to the Tenant Space Plans, Architect shall prepare and deliver to Tenant the prepared Tenant Improvement Construction Documents.

7. By the end of the third (3rd) full Working Day after receipt of the Tenant Improvement Construction Documents, Tenant shall review and resubmit the same to Architect, either with Tenant's consent or comments thereto.

8. By the end of the third (3rd) full Working Day after receipt of Tenant's comments to the Tenant Improvement Construction Documents, Architect shall resubmit to Tenant the Tenant Improvement Construction Documents with such changes or information as requested by Tenant.

9. The process described in Section 2.01(6), (7) and (8) shall continue until Tenant is satisfied that such proposed Tenant Improvement Construction Documents are acceptable, but once Tenant Improvement Construction Documents have been resubmitted to Tenant, Tenant shall confine Tenant's comments thereupon only to changes made by Architect or the changes requested by Tenant to the prior submission of Tenant Improvement Construction Documents, but not made by Landlord's Architect. Once Tenant is satisfied that such proposed Tenant Improvement Construction Documents are acceptable, Tenant shall notify Landlord, and the Tenant Improvement Construction Documents consented to by Tenant shall constitute the final Tenant Improvement Construction Documents.

10. Any approval or consent by Landlord of any items submitted by Tenant to and/or reviewed by Landlord pursuant to this Work Letter shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and shall not imply or be deemed to imply any representation or warranty by Landlord that the design is safe or structurally sound or will comply with any legal or governmental requirements. Any deficiency, mistake or error in design (expressly excluding the engineering drawings), although the same has the consent or approval of Landlord, shall be the sole responsibility of Tenant, and Tenant shall be liable for all costs and expenses which may be incurred and all delays suffered in connection with or resulting from any such deficiency, mistake or error in design.

                 ARTICLE 3. CONSTRUCTION OF TENANT IMPROVEMENTS

SECTION 3.01  PRICING OF TENANT IMPROVEMENTS

(a) Within ten (10) Working Days after final approval of the Tenant Improvement Construction Documents, Landlord shall obtain price proposals for the Tenant Improvements from the prospective Contractors. Such price proposals shall be subject to Tenant's review and approval, which approval shall not be unreasonably withheld or delayed. Should Tenant desire to seek adjustments of such price proposals, Tenant shall (i) work promptly with Architect and Contractor to alter the Tenant Improvement Construction Documents to cause the price quotation to be acceptable to Tenant and to establish the Tenant Improvement Costs, or (ii) elect to rebid the Tenant Improvement Construction Documents to another qualified general contractor. Upon determination of the Tenant Improvement Costs and the written approval of the Tenant Improvement Construction Documents by Tenant, Tenant shall have given final approval of the same, and Landlord shall be authorized to proceed to contract with the selected Contractor for the construction and installation of the Tenant Improvements in accordance with the Tenant Improvement Construction Documents.

(b) Included in the pricing for the Tenant Improvements shall be the cost of those Building Standard Materials not pre-purchased by Landlord which Tenant is obligated to purchase under this Work Letter, which shall be purchased by Tenant in appropriate quantities for the Premises. The cost of such Building Standard Materials shall be charged against the Allowance, to the extent available.

(c) If Tenant has, as a part of any specifications for the Tenant Improvements, designated Building Standard Materials or a standard that allows for equivalent quality items and would permit the use of Building Standard Materials, Landlord shall have the right, to sell those Building Standard Materials to Tenant at a competitive price for such item (on a unit cost basis) by the bidder selected to perform that portion of the work which will be using the Building Standard Materials in question. Any such costs shall be charged against the Allowance, to the extent available.

(d) Included in the pricing will be the installation costs of the pre-purchased Building Standard Materials defined in ATTACHMENT "1". These materials are required to be utilized where similar types of materials are specified in the Tenant Improvement Construction Documents.

SECTION 3.02  CONSTRUCTION OF TENANT IMPROVEMENTS.

         Landlord will enter into a Construction Contract with Contractor to construct the Tenant Improvements.

SECTION 3.03  TENANT DELAY

If there is delay in achieving Substantial Completion of Tenant's
Improvements as a result of or in connection with:

         A. Tenant's failure to furnish any information or documents in accordance with this Work Letter;

         B. Tenant's request for materials, finishes or installations other than Building Standard Materials, finishes or installations;

         C. Any Change Order, including any change in the Tenant Improvement Construction Documents made pursuant to Section
                  3.01 hereof and any failure by Tenant to respond to a "Change Order Effect Notice" (as herein defined) within the time period required hereunder;

         D. Tenant's failure to respond within any of the time periods specified herein;

         E. If in the performance or prosecution of Tenant's Work, Tenant's employees or agents interfere with or in any manner hinder Contractor from prosecuting to the fullest extent possible the Tenant Improvements work; or

         F. Tenant shall elect to rebid the Tenant Improvement Construction Documents to another qualified general contractor as provided for in Section 3.01(a) herein.

         then such shall be a "Tenant Delay", and for each of such day of Tenant Delay, Landlord shall have an additional day to complete the work required hereunder.

SECTION 3.04  COMPLETION OF PREMISES

         A. The Premises shall be substantially completed, as to any floor, and Substantial Completion shall have occurred, as to any floor, upon the following:

                  (i) Tenant Improvements shall have been completed as to the floor in substantial compliance with the Construction Contract, except for Punch List Items and otherwise sufficient so that Landlord's Architect can execute the most recently published version of AIA form G704, titled "Certificate of Substantial Completion"; and

                  (ii) Landlord shall have obtained a certificate of occupancy (or evidence reasonable satisfactory to Tenant that upon completion of the Tenant's Work, a certificate of occupancy will be issued) for the Premises in question, permitting use of the floor of the Premises in question;

provided, the extent compliance with the conditions set forth above would have occurred earlier but for Tenant Delay, then compliance with such condition shall be deemed to have occurred on the date it would have occurred but for the Tenant Delay.

SECTION 3.05  CHANGES IN PLANS AND SPECIFICATIONS

A. If at any time after the Tenant Improvement Costs are determined, Tenant desires to make Change Orders, Tenant shall submit to Landlord for pricing by Contractor working drawings and specifications for any and all such desired Change Order. Landlord shall respond to Tenant, within five (5) Working Days of such request by Tenant, with an estimate of the effect of such desired Change Order on Tenant

Improvement Costs and the schedule of anticipated Substantial Completion (the "Change Order Effect Notice"). Tenant shall have three (3) Working Days to respond to such Change Order Effect Notice, with the authorization required hereunder, although Tenant may, within said three (3) Working Day period, request more time to finally respond to the Change Order Effect Notice. A failure by Tenant to respond to any such Change Order Effect Notice shall be denial of consent, and, upon denial, Contractor shall proceed with its work in accordance with the Tenant Improvement Construction Documents. Once the cost and the schedule change, if any, for such Change Order has been approved by Tenant, all references in this Work Agreement to the "Tenant Improvement Construction Documents" shall be to the Tenant Improvement Construction Documents, as changed pursuant to this Section 3.05, and all references to "Tenant Improvement Costs" shall include the net aggregate approved cost for the Change Orders determined in this Section 3.05 (after taking into account any savings affected by such Change Order).

B. Once the Change Order, the costs therefor and the schedule change associated therewith have been approved and a form evidencing such approval executed by Tenant, satisfactory to Landlord, is delivered to Landlord, Tenant shall have given full authorization to Landlord to cause Contractor to proceed with the work of constructing the Tenant Improvements in accordance with the Tenant Improvement Construction Documents as so modified; provided that any changes required by Tenant which constitute a material deviation from the previously approved Tenant Improvement Construction Documents shall be effective only after the approval of Landlord, not to be unreasonably withheld or delayed, unless such change would result in a material delay in the completion of the work being done by Contractor.

SECTION 3.06  GENERAL PROVISIONS APPLICABLE TO TENANT'S WORK

1. Landlord will require a high grade, first-class operation to be conducted in the Premises. Tenant's Work shall be performed in a first-class manner, using new and first-class, quality materials. Tenant's Work shall be constructed and installed in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities. Tenant shall promptly correct any of Tenant's Work which is not in conformance therewith.

2. Landlord shall use reasonable efforts to give notice to Tenant of the projected date by which Landlord shall have completed Tenant Improvements at least seven (7) days prior to said date, so Tenant has access to the Premises for the performance of Tenant's Work. Tenant shall commence the performance of such work and diligently pursue such work to completion. Tenant's contract parties and subcontractors shall be subject to administrative supervisions by Landlord in their use of the Building and their relationship with Contractor, or contractors of other tenants in the Building. The entry by Tenant and/or its contract parties into the Premises for the performance of Tenant's Work shall be subject to the Lease, except the payment of Rent. If Landlord allows Tenant and/or its contract parties to enter the Premises and commence the performance of Tenant's Work prior to the Completion Date, such entry by Tenant shall be at Tenant's sole risk.

3. Tenant's Work shall be coordinated and conducted to maintain harmonious labor relations and not (a) to interfere unreasonably with or to delay the completion of any work being per-formed by Contractor or by any other tenant in the Building; or (b) to interfere with or disrupt the use and peaceful enjoyment of other tenants in the Building. Contractor shall have priority over Tenant's Work.

4. Tenant and Tenant's contract parties shall perform work, including any storage for construction purposes, within the Premises only. Tenant shall be responsible for removal, as needed, from the Premises and the Building of all trash, rubbish, and surplus materials resulting from any work performed in the Premises. Tenant shall exercise care and diligence in removing such trash, rubbish, or surplus materials from the Premises to avoid littering, marring, or damaging any portion of the Building. If any such trash, rubbish, or surplus materials are not promptly removed from the Building in accordance with the provisions hereof or if any portion of the Building is littered, marred, or damaged, Landlord may cause same to be removed or repaired, at Tenant's cost and expense. Tenant shall pay Landlord all such costs and expenses promptly upon demand therefor.

                           ARTICLE 4. PAYMENT OF COSTS

SECTION 4.01  ALLOWANCE FOR TENANT IMPROVEMENT COSTS

Landlord shall pay the Tenant Improvement Costs, up to, but not in excess of the Allowance. The Allowance is applicable to Tenant Improvements.

SECTION 4.02  TENANT'S COSTS

Tenant shall pay Tenant's Costs to Landlord, including (i) Tenant Improvement Costs (if any) in excess of the Allowance; and (ii) the cost of preparing and finalizing all drawings and specifications, and all fees for architects, engineers, interior designers, and other professionals and design specialists incurred by Landlord or Tenant in connection with the Tenant Improvements.

SECTION 4.03 PAYMENT OF TENANT'S COSTS

Tenant shall pay fifty percent (50%) of Tenant's Costs to Landlord, or such other party as Landlord shall designate, prior to the time Landlord is required to fund any portion of the Allowance, and the remainder of such Tenant's Costs within thirty (30) days of Substantial Completion of the Premises. Failure by Tenant to pay Tenant's Costs in accordance with this Article shall be a failure by Tenant to pay Rent when due under the Lease.

                       ARTICLE 5. CONTRACTOR REQUIREMENTS

         A. The prospective bidders for the engagement as "Contractor" shall be:

                  (i)      Raven Construction
                  (ii)     Hardin Interior Services
                  (iii)    Genoa Construction
                  (iv)     Choate Construction
                  (v)      Parker Construction
                  (vi)     K. R. Witwer
                  (vii)    Schoppman Freese

                  Landlord and Tenant shall in their respective reasonable judgment agree on any other Contractors authorized to be a prospective bidder.

         B. Landlord shall be responsible for preparing bid instructions to prospective contractors. Landlord shall receive, qualify and determine the responsiveness of all bids. Tenant may elect to perform any bid related functions in lieu of Landlord or elect to review Landlord's preparation of same. If Tenant elects to perform such services, Landlord shall have the right to review such work and services.

         C. All bids from such potential contractors shall be required to be submitted on or before ten (10) business days after such potential contractors receipt from Landlord of Tenant Space Plans or Building Plans and Specifications sufficient to generate a bid with a maximum price quoted. From such bids, Tenant shall select Contractor.

                    ARTICLE 6. DESIGNATION OF REPRESENTATIVES

SECTION 6.01 LANDLORD'S AGENT

Landlord hereby designates Construction Manager to act as its authorized representative on this Work Agreement. Any response from such person under this Work Agreement shall be the response of Landlord.

SECTION 6.02 TENANT'S AGENT

Tenant hereby designates Facilitec to act as its authorized representative on this Work Agreement. Any response from such person under this Work Agreement shall be the response of Tenant.

SECTION 6.03 MUTUAL COOPERATION

Landlord's Agent and Tenant's Agent shall cooperate with one another in coordinating Substantial Completion of Tenant's Work, and in controlling and minimizing the time and costs of the Tenant Improvements and Tenant Work.

                            ARTICLE 7. ADA COMPLIANCE

SECTION 7.01 BUILDING

Tenant shall not be obligated to pay for Base Building compliance with the American's with Disability Act ("ADA"), unless such compliance arises out of Tenant's specific use of the Premises and Building.

SECTION 7.02 TENANT'S IMPROVEMENTS

Tenant Improvements shall be and Tenant shall cause the Tenant Space Plan to be in compliance with the ADA, to the extent the ADA requirements are applicable and mandatory and are not voluntary (but not mandatory) for such Tenant Improvements.

                                 ATTACHMENT "1"

                           BUILDING STANDARD CONDITION

                               AND LANDLORD'S WORK


TYPICAL FLOOR ELEVATOR LOBBIES:

         i. Single tenant lobby to be unfinished, primed elevator doors and elevator fixtures in place, walls taped and sanded ready for future finishes. No ceiling, no lights or diffusers.

         ii. Multi tenant lobby to be finished with fabric wallcovering ($2/SF allowance material only), 6" stained wood base, coffered drywall ceiling with 2 each decorative pendant lights and 6 each PL down lights. One hour corridor walls are constructed to the deck and receive vinyl wall covering and vinyl base. Lighting is provided by 8 inch PL down lights spaced 8 feet on center in an acoustical ceiling.

TOILETS:

         i.       Floor: 12" x 12" porcelain tile in custom pattern, 3 colors.

         ii. Walls: 12" x 12" porcelain tile on wet walls only. Other walls to be vinyl wall covering.

         iii. Ceilings: Upgraded 2' x 2' lay-in acoustical tile ceiling, PL down lights and cove lights. Provide natural stone vanity tops with plastic laminated skirt.

         iv. Toilet Partitions: Each toilet compartment to be an individual room, three-sided drywall, full height, with front wall of stained louvered wood door. Urinal Screen to be full height drywall. 12" x 12" porcelain tiles per above allowance on wet wall only.

         v.       Toilet Accessories:  Stainless steel, satin finish.

TENANT SPACE:

         i.       Floors:  Broom clean concrete.

         ii. Core Walls: Taped and sanded gypsum board ready for final finish at core. Metal studs only at exterior knee walls. No drywall surrounds columns, except perimeter columns have metal studs only.

         iii. Ceilings: Provide 2' x 4' ceiling grid in place at 9' a.f.f. with 2' by 2' acoustical tiles and 2' cross T's stacked on floors.

         iv. Interior Doors: Honduras Mahogany veneer solid core wood doors, 3'-0"x8'-9" with polished stainless steel hardware typical. Specified only, no pre-purchase.

         v. Window Treatment: Provide 1" Horizontal perforated blinds, color to match mullions.

         vi. Light fixtures: Provide high efficiency 2'x4' 18 cell parabolic reflector fluorescent fixtures at a ratio of 12 ea/1000USF, stacked on the floors.

         vii. HVAC Air distribution: Provide 2'x2' diffusers, spin-ins and 8' of flex duct per diffuser stacked on the floors at a ratio of 6.5 ea/ 1000USF of the interior zone. Provide and install the perimeter slot diffusers to cover the 15' perimeter zone around each floor. Landlord shall supply main interior loop, ductwork to VAV boxes, with approximately 23 zones per floor. Occupancy load shall not be less than one (1) person per 150 usable square feet. The HVAC equipment shall maintain the following conditions maintained to plus or minus 2 degrees Fahrenheit, based upon the local conditions specified in the 1993 edition of ASHRAE HANDBOOK OF FUNDAMENTALS:

                           a) Summer indoor shall be 75 degrees F.D.B. and 50% maximum relative humidity.

                           b)       Winter indoor shall be 70 degrees F.D.B.

                  A full DDC control system shall be provided to control all handling units, pumps, chillers, cooling tower, terminal units, elevator machine room and cooling systems. The control system shall have the infrastructure installed to accommodate twelve (12) future A.C. units per floor.

                  The system shall be a VAV, self contained unit, complete with electronic controls and economizer coil, variable frequency drive Trane SWUD.

         viii. All enclosures to be uniform in shape, hide all piping and irregular conditions and be complete with blind pockets, facias, blocking and pocket ceilings.

FIRE PROTECTION/LIFE SAFETY SYSTEM:

         i. Building to be fully sprinkled (except in elevator equipment rooms) as required by code. The sprinkler riser, the main loop and branch lines will be in place, on a 14 ft. grid, prior to commencement of tenant construction modifications and extensions in the tenant's useable area or part of tenant allowance.

         ii. Fire Protection and Life Safety System. A complete zoned supervised addressable fire alarm and life safety system shall be provided including, but not limited to pull stations strobe lights, pressured stairwells, thermal detectors, switch detectors, flow switches, speakers, annunciator panel and control panel for core and public areas only. The fire protection and life safety systems shall comply with all building codes. Emergency procedure manuals will be in place at time of occupancy. Extensions to the system into the tenant's useable area are part of tenant allowance.

         iii. Emergency power shall be supplied using a 1,000 KW diesel generator with 500-gallon skid mounted double wall fuel tank. The generator will serve life safety systems such as lighting, elevators, stair pressurization, emergency outlets and the fire alarm systems.

                  The generator shall also provide emergency power to the fire pump through a combination transfer switch/controller and feeder. Emergency fixtures shall be located in stairwells, corridors, building exit lobbies, and toilet rooms and required tenant areas during tenant fit-up.

FLOOR LOADING:

         i. Cast in place 80 lb. live load/20 lb. partition load concrete structure with post-tensioned beams. Floor to floor height to be 12 feet 6 inches.

EXTERIOR GLAZING:

         i. Custom window wall system with painted aluminum mullions in 2 coat Duranax or equal paint on exterior and enamel paint on interior.

         ii. Glazing to be 1 inch insulating high performance glass with outboard lite of tinted, high performance and low-e coated glass (blue green) in main lobby and inboard lite of clear glass, heat strengthened or tempered as required.

ELEVATORS:

         i. Ten (10) gearless tractor passenger elevators (five (5) cars in low rise bank at 500 fpm and five (5) cars in high rise at 1,000 fpm). Capacity of 3,500 lbs.

         ii. One (1) service geared traction elevator with speed of 1/50 fpm, Capacity of 4,500 lbs.

         iii. One (1) hydraulic elevator to service lower level parking with speed of 150 fpm. Capacity of 3,500 lbs.

         iv. Cabs will be furnished with control panels that provide an on board message center, voice annunciator system and keyboard access system.

ELECTRICAL / TELECOMMUNICATIONS:

         i. Electrical systems comparable to Class A office buildings in Atlanta with bus duct risers and j-box grid overhead on typical floors. There is at least 6.0 watts per usable square foot, for tenant load only, plus core area building loads.

                  208/120 volt, 3 phase, 4 wire service for lighting, receptacle and miscellaneous power.

         ii. Grounding shall be in accordance with NEC 250. The ground systems shall connect to the main switchboard, water pipes and building steel. The grounding systems shall have a maximum 25 ohms to ground resistance.

                  High rise emergency generator power, for alarm and communications systems as required by code, ADA and Georgia Handicap code.

                  Leading edge "Smart Building" features such as fiber optic supported phone switching, teleconferencing and satellite link communications (raceways, sleeves and conduit to be provided by G.C., Systems to be provided by the Landlord). The building telephone system shall consist of 2 separate 4 inch underground conduit feeders from the telephone company manhole to the main telephone room in order to provide a diverse route in event of service interruption.

                                   EXHIBIT "E"


                           ACCEPTANCE OF PREMISES AND
                           MEMORANDUM CONFIRMING TERM


         THIS MEMORANDUM ("Memorandum") is made as of __________, 19__ between ___________________________ ("Landlord") and _____________________,
a__________________ ("Tenant"), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of ______________, 19__ (the "Lease") for the premises located at ________________________, ____________________ (the
"Premises") and more particularly described in the Lease. All initial-capitalized terms used in this Memorandum have the meanings ascribed to them in the Lease.

     1. Landlord and Tenant hereby confirm that:

            (a)      The Commencement Date of the Term is ________, 19___;

            (b)      The Expiration Date of the Term is _______, 19__; and

            (c)      The date rental commences under the Lease is _______, 19__.

     2. Tenant hereby confirms that:

            (a) All commitments, arrangements or understandings made to induce Tenant to enter into the Lease have been satisfied;

            (b) All space and improvements have been completed and furnished in accordance with the provisions of the Lease; and

            (c) Tenant has accepted and is in full and complete possession of the Premises.

     3. This Memorandum shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.


LANDLORD:                                      TENANT:



By:                                   By:
    -------------------------            ------------------------------------
       Authorized Representative      Its:
                                            ------------------------------------

                                   EXHIBIT "F"

                              RULES AND REGULATIONS


                  The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Paragraph 29 of the Lease.

     1. OBSTRUCTION. The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.

     2. ORDINARY BUSINESS HOURS. Whenever used in the Lease or in these rules and regulations, the ordinary business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday of each week, excluding the legal holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other holidays observed by owners of comparable buildings (the "Holidays").

     3. DELIVERIES. Tenant shall insure that all deliveries of supplies to the Premises shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person delivering supplies to Tenant damages the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

     4. MOVING. Furniture and equipment shall be moved in or out of the Building only upon the elevator designated by Landlord for deliveries and then only during such reasonable hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant's movers damage the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

     5. HEAVY ARTICLES. No safe or article the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Premises. Landlord shall have the right to designate the location of such articles in the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be reasonably prescribed by Landlord.

     6. NUISANCE. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building.

     7. BUILDING SECURITY. Landlord may restrict access to and from the Premises and the Building outside of the ordinary business hours of the Building. Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building.

     8. PASS KEY. The janitor of the Building may at all times keep a pass key to the Premises, and he and other agents of Landlord shall at all reasonable times be allowed admittance to the Premises.

     9. LOCKS AND KEYS FOR PREMISES. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained. One hundred forty (140) keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. At the termination of this tenancy Tenant shall promptly return to Landlord all keys to the Building, Premises and toilet rooms.

     10. SIGNS. Signs on Tenant's entrance doors will be provided for Tenant by Landlord, the cost of the signs to be charged to and paid for by Tenant. No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which advertisement, signs, or other notices shall be of Building standard order, size and style, and at such places as shall be designated by Landlord.

     11. USE OF WATER FIXTURES. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

     12. NO ANIMALS, EXCESSIVE NOISE. No animals shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

     13. BICYCLES. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

     14. TRASH. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

     15. WINDOWS AND ENTRANCE DOORS. Window shades, blinds or curtains of a uniform Building standard, color and pattern only shall be used throughout the Building to give uniform color exposure through exterior windows. Exterior blinds shall remain in the lowered position at all times to provide uniform exposure from the outside. Tenant entrance doors should be kept closed at all times in accordance with the fire code.

     16. HAZARDOUS OPERATIONS AND ITEMS. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any hazardous business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

     17. HOURS FOR REPAIRS, MAINTENANCE AND ALTERATIONS. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

     18. NO DEFACING OF PREMISES. Except as permitted by Landlord, Tenant shall not mark upon, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings, or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents. Any defacement, damage or injury to the Premises or Building caused by Tenant shall be paid for by Tenant. Nothing contained in this Paragraph shall prohibit Tenant from decorating the walls of the Premises with such items as are normally found in first-class, commercial office buildings, so long as such items are no heavier than twenty (20) pounds.

     19. LIMIT ON EQUIPMENT. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, install or operate any equipment which will consume in conjunction with Tenant's other equipment throughout the Premises, an amount of electricity which exceeds that provided for under the Lease. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done by the electrician of the Building only at Tenant's expense, and no outside wiring persons shall be allowed to do work of this kind unless by the written consent of Landlord or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

     20. SOLICITATION. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building.

     21. DOORS. Doors for entrance to and exit from the Premises shall be kept closed at all times, except when in use for entering or exiting the Premises.

     22. CAPTIONS. The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

     23. NO SMOKING. Landlord shall prohibit smoking in any area other than certain designated smoking areas in the Building. Landlord shall notify Tenant of such designated areas from time to time.

     24. NO USE OF BALCONIES. Tenant shall not have the right to use or have access to the balconies of the Building.

                                   EXHIBIT "G"

                               SPECIAL STIPULATION

1. RIGHT OF FIRST OFFER;5TH FLOOR. Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of any portion of the Premises or assignment of any of Tenant's interest in the Lease, Tenant shall have a right of first offer on all of the 5th floor of the Building (the "Expansion Space"), on the following terms and conditions:

                  (a) Landlord shall give notice to Tenant of Landlord's desire to lease the Expansion Space, or any portion thereof, at Landlord's option.

                  (b) Tenant shall have five (5) business days after Landlord's notice to respond as to whether or not Tenant desires to lease the Expansion Space so offered to Tenant. If Tenant elects not to lease the Expansion Space or fails to respond within the five (5) business day period, Landlord shall be free to lease the Expansion Space to any third party for a period of six (6) months following the date the notice was delivered to Tenant. If Landlord has not leased such space to any third party within such six (6) month period, or if the lease of such third party expires (without any extensions thereof being exercised) or is terminated prior to the expiration of the Term hereunder, Tenant's rights under Special Stipulation 3 below, shall again apply to the Expansion Space.

                  (c) If Tenant elects to lease the Expansion Space, the base rent for the Expansion Space shall be at the same rate of Monthly Rental (on a per square foot per annum basis) then being paid by Tenant for the Premises, which rate of Monthly Rental shall increase as provided in the Lease.

                  (d) The Rent for the Expansion Space shall commence on the earlier to occur of (i) ninety (90) days after Tenant's notice of election to lease the Expansion Space, or (ii) the date Tenant first occupies the Expansion Space.

                  (e) If Tenant elects to lease the Expansion Space, then Landlord shall cause the tenant fit-up and finish work in the Expansion Space to be completed in accordance with plans and specifications to be agreed upon by Landlord and Tenant, in their respective reasonable judgment, and shall provide an allowance for the tenant fit-up and finish work in the Expansion Space equal to $30.00 per rentable square foot within the Expansion Space multiplied by a fraction, the numerator of which shall be the number of months left in the initial one hundred twenty (120) month Term after Tenant commences paying rent for the Expansion Space, and the denominator of which shall be one hundred twenty (120) (the "Expansion Space Allowance"). To the extent the costs to complete the tenant fit-up and finish work in the Expansion Space are greater than the Expansion Space Allowance, then the amount of such excess shall be paid by Tenant to Landlord on demand.

                  (f) Except as expressly set forth to the contrary herein, all other terms and conditions of this Lease shall apply to the Expansion Space, and from and after the date Tenant elects to lease the Expansion Space, the Expansion Space shall be and shall be deemed to be a part of the Premises.

2. RIGHT OF FIRST OFFER; 8TH FLOOR. Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of any portion of the Premises or assignment of any of Tenant's interest in the Lease, Tenant shall have a right of first offer on any portion of the 8th floor of the Building not then leased to Tenant (the "8th Floor Expansion Space"), on the following terms and conditions:

                  (a) Landlord shall give notice to Tenant of Landlord's desire to lease the 8th Floor Expansion Space.

                  (b) Tenant shall have five (5) days after Landlord's notice to respond as to whether or not Tenant desires to lease the 8th Floor Expansion Space. If Tenant elects not to lease the 8th Floor Expansion Space or fails to respond within the five (5) day period, then Tenant shall have no further right to lease the 8th Floor Expansion Space.

                  (c) If Tenant elects to lease the 8th Floor Expansion Space, the base rent for the 8th Floor Expansion Space shall be at the same rate of Monthly Rental (on a per square foot per annum basis) then being paid by Tenant for the Premises, which rate of Monthly Rental shall increase as provided in the Lease.

                  (d) The Rent for the 8th Floor Expansion Space shall commence on the earlier to occur of (i) sixty (60) days after Tenant's notice of election to lease the 8th Floor Expansion Space, or (ii) the date Tenant first occupies the 8th Floor Expansion Space.

                  (e) If Tenant elects to lease the 8th Floor Expansion Space, then Landlord shall cause the tenant fit-up and finish work in the 8th Floor Expansion Space to be completed in accordance with plans and specifications to be agreed upon by Landlord and Tenant, in their respective reasonable judgment, and shall provide an allowance for the tenant fit-up and finish work in the 8th Floor Expansion Space equal to $30.00 per rentable square foot within the 8th Floor Expansion Space multiplied by a fraction, the numerator of which shall be the number of months left in the initial ten
(10) year Term after Tenant commences paying rent for the 8th Floor Expansion Space, and the denominator of which shall be one hundred twenty (120) (the "8th Floor Expansion Space Allowance"). To the extent the costs to complete the tenant fit-up and finish work in the 8th Floor Expansion Space are greater than the 8th Floor Expansion Space Allowance, then the amount of such excess shall be paid by Tenant to Landlord on demand.

                  (f) Except as expressly set forth to the contrary herein, all other terms and conditions of this Lease shall apply to the 8th Floor Expansion Space, and from and after the date Tenant elects to lease the 8th Floor Expansion Space, the 8th Floor Expansion Space shall be and shall be deemed to be a part of the Premises.

3. RIGHT OF FIRST REFUSAL. Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of in excess of fifty percent (50%) of the rentable square feet within the Premises, Landlord hereby grants Tenant the right to lease any portion of the 5th floor of the Building not leased to Tenant under Special Stipulation 1 above, in accordance with the within terms and conditions. If the Expansion Space has been offered to and not leased by Tenant, then at any time after the space is initially leased to a third party, if Landlord receives an offer from an unaffiliated third party to lease the Expansion Space, upon terms and conditions and at a rental rate acceptable to Landlord, Landlord shall notify Tenant thereof in writing setting forth the terms and conditions of such offer, and offering to lease the Expansion Space to Tenant upon the financial terms contained in the third party offer. Tenant shall have five (5) days to accept or reject such offer. If Tenant rejects such offer or fails to respond within said five (5) day period, then Landlord shall be entitled to rent said space to such third party on such terms and conditions not materially more favorable than the terms and conditions offered to Tenant. If Tenant accepts said offer, then Tenant shall have leased such space upon the financial terms contained in said offer, and upon the other terms and conditions as contained in this Lease and for a term co-terminus with the Lease, except that the space shall be leased "as is, where is". The Rent for said Expansion Space shall commence on the earlier to occur of (i) ninety (90) days after Tenant accepts such offer for such Expansion Space, or (ii) on the date Tenant occupies said Expansion Space.

4. RENEWAL OF LEASE. (a) Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of in excess of fifty percent (50%) of the rentable square feet within the Premises, Landlord hereby grants to Tenant an option to renew this Lease for one period of five (5) years (the "Renewal Term"), at a rental rate equal to the rental rate set forth in Special Stipulation 3(b) below. Tenant shall notify Landlord no less than nine (9) months prior to the end of the Term if Tenant desires to renew this Lease under the terms of this Special Stipulation No. 4. If Tenant does give such notice, then the Term shall be extended by said five (5) year period, upon the same terms and conditions as contained in this Lease, except that there shall be no allowances available except as expressly set forth in this Special Stipulation 4, and the rent for such period shall be the rent as set forth in Special Stipulation 4(b) below, with Tenant's Share of Operating Costs being due and payable by Tenant, in addition to the amounts set forth below, on the same basis as they were paid during the initial Term. There shall be a refurbishment allowance available to Tenant for such Renewal Term, of Five and No/100 Dollars ($5.00) per rentable square foot therein, for work in and improvements actually made in the Premises. Such refurbishment allowance shall be available and shall be funded at the commencement of the Renewal Term. If Tenant fails to give such notice of desired renewal within said period set forth above, then Tenant shall have no further rights to renew or extend the Term.

     (b) The rental rate due from Tenant for the Renewal Term shall be as follows:

                                                  BASE RENTAL (PER
                                                RENTABLE SQUARE FOOT           ANNUAL                 MONTHLY
                    PERIOD                            PER ANNUM)             BASE RENTAL            BASE RENTAL
                    ------                      --------------------         -----------            -----------
October 1, 2011 - September 30, 2012                   $33.597              $2,015,820.00           $167,985.00
October 1, 2012 - September 30, 2013                   $34.335              $2,060,100.00           $171,675.00
October 1, 2013 - September 30, 2014                   $35.095              $2,105,700.00           $175,475.00
October 1, 2014 - September 30, 2015                   $35.878              $2,152,680.00           $179,390.00
October 1, 2015 - September 30, 2016                   $36.684              $2,201,040.00           $183,420.00

5. MOVING ALLOWANCE AND REBATED EXPENSES. If Tenant is in full compliance with the terms and conditions of this Lease, then within thirty (30) days after Tenant's acceptance of the Premises, as evidenced by an Acceptance of Premises Letter duly executed and delivered by Tenant, Landlord shall pay to Tenant, by Landlord's check, an amount equal to $2.50 per rentable square foot of space initially leased by Tenant, not to exceed $150,000.00 in total.

6. POSSIBLE MONUMENT SIGN. If Landlord is permitted to construct a monument sign on the Property, which Landlord has made no representation to Tenant that it is entitled to do, then Landlord shall so construct such sign with a design and in a location as Landlord elects, in Landlord's sole discretion. Tenant (but no assignee or sublessee) shall be entitled to place its name on such monument sign. Tenant's name shall be afforded prominence upon such sign, generally in the same manner and size that the names of the entities currently known as: "McGuire, Woods, Battle & Boothe, LLP", "Lord, Bissell & Brook"; "West Wayne, Inc."; and "HQ Global" are displayed on such sign.

                                   EXHIBIT "H"


After recording, please return to:

Alvis Campbell, Esq.
Jones, Day, Reavis & Pogue
303 Peachtree Street, N.E.
3500 Sun Trust Plaza
Atlanta, Georgia  30308


                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT"), is made this _____ day of ____________, 2000, by and among __________________________________, ("TENANT"); PROSCENIUM, LLC, a Georgia
limited liability company ("LANDLORD"); and CONNECTICUT GENERAL LIFE INSURANCE COMPANY ("LENDER"), a party to that certain Construction Loan Agreement (together with all extensions, modifications, and renewals thereto referred to herein as the "LOAN AGREEMENT"), dated August ___, 1999, by and among Landlord and Lender.

                                   WITNESSETH

         WHEREAS, Landlord is the owner of certain real and personal property located in Atlanta, Fulton County, Georgia and described on EXHIBIT A attached hereto (the "PROPERTY");

         WHEREAS, Landlord intends to construct upon the Property a twenty-three story office building with parking and related amenities (the "BUILDING");

         WHEREAS, the Building will have an address of 1170 Peachtree Street and will be named "The Proscenium;"

         WHEREAS, Landlord and Tent have entered into a certain lease, dated _____________ (the "LEASE"), relating to a portion of the Building, as more particularly described in EXHIBIT B attached hereto (the "PREMISES"), whereby Tenant will be allowed to occupy the Premises following completion of the Building;

         WHEREAS, pursuant to the Loan Agreement, Lender and the other lender parties thereto had made a loan to Landlord (the "LOAN"), secured in part by a Deed to Secure Debt and Security Agreement, dated August ___, 1999, recorded in the Fulton County Records (the "SECURITY DEED"), an assignment of leases and rents, and such other instruments, agreements, and documents as Lender may require encumbering the Property (the Loan Agreement, the Security Deed, and any and all such other agreements, assignments, and documents given to evidence or secure the Loan, as they may be hereafter amended, renewed, modified, consolidated, replaced, substituted, or extended, from time to time, are hereinafter collectively referred to as the "LOAN DOCUMENTS"); and

         WHEREAS, Tenant has agreed that the Lease will be subject and subordinate to the Loan and the Loan Documents, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten and No/100 Dollars ($10.00), and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, the parties hereto agree as follows:

         1. Subject to the terms and conditions of this Agreement, Tenant hereby subordinates the Lease, together with any and all rights, title, interests, estates, options, liens, and charges created thereby, to (a) the Loan, (b) the Loan Documents, (c) any and all advances made thereunder and indebtedness secured thereby (collectively "Secured Indebtedness"), and (d) any and all renewals, modifications, amendments, consolidations, replacements, extensions, transfers, and assignments thereof. Tenant does hereby covenant and agree that the Lease, together with any and all rights, title, interests, estates, options, liens, and charges created thereby, is and will continue to be subject and subordinate in all respects to the Loan Documents, and to any renewals, modifications, consolidations, replacements, extensions, transfers, and assignments thereof and to all advancements made thereunder and to the Secured Indebtedness. Tenant further hereby acknowledges that the Loan Documents, other than this Agreement, may be amended from time to time without the consent or knowledge of Tenant.

         2. Lender hereby agrees that, in the event Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure, deed under power, or otherwise, so long as Tenant complies with and performs its obligations under the Lease (subject to applicable cure periods provided therein), (i) Lender will take no action which will interfere with or disturb Tenant's possession or use of the Premises or other rights under the Lease,
(ii) the Premises will be subject to the Lease, and (iii) Lender will recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease, as such term may be extended pursuant to the Lease, in accordance with the provisions thereof. Lender and Tenant hereby agree that, in the event Lender becomes the owner of the Property as contemplated by this Paragraph, Lender shall be bound by the obligations of Landlord under the Lease; provided, however, Lender will not be subject to, bound by, or liable for any of the following:

               (a) the failure of Landlord to construct or complete the Premises or any improvements thereto; provided, however, that if the Building is completed and the Lease remains in full force and effect, Lender shall make available the Allowance under and in accordance with the Lease, to the extent the Allowance has not already been funded by Lender to Landlord, for the exclusive purpose of commencing and completing the build-out improvements within the Premises;

               (b) any act or omission of Landlord or its successors and assigns, except for acts or omissions which continue following the date on which Lender becomes the owner of the Property and of which Lender has been provided notice;

               (c) any offsets, credits, claims, or defenses which Tenant may have against Landlord or its successors and assigns;

               (d) any rent, additional rent, security deposits, or other amounts which Tenant might have paid to Landlord or its successors and assigns which were paid in advance of the current month;

               (e) any amendment, cancellation, modification, or surrender of the Lease made without the express written consent of Lender; and

               (f) any other costs, claims, or liabilities which may exceed an amount equal to Lender's interest in the Property.

         3. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure, or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease, but subject nevertheless to the provisions of this Agreement, which Agreement shall be controlling in the event of any conflict. Tenant shall not be required to pay rent or additional rent (or other sums payable under the Lease) to Lender until Tenant receives written notice from Lender that Lender has exercised its right to receive payment of rent pursuant to the provisions of the Security Deed or other collateral documents. Tenant further covenants and agrees to execute and deliver upon request of Lender, or its assigns, an appropriate agreement of attornment to Lender and any subsequent titleholder of the Property; provided, however, that Lender or such titleholder recognizes Tenant as its tenant under the Lease and agrees to be directly bound to Tenant for the performance and observance of all of the terms and conditions of the Lease thereafter required to be performed or observed by Landlord thereunder, but only to the extent such obligations may arise from and after the date on which Lender becomes the owner of the Property.

         4. So long as the Loan and the Loan Documents remain outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner herein provided, a copy of all notices permitted or required to be given to Landlord by Tenant pursuant to the Lease. Notwithstanding any provision to the contrary in the Lease, at any time before the rights of Landlord will have been forfeited or adversely affected because of any default of Landlord, or within the time permitted Landlord for curing any default under the Lease as therein provided (but not less than thirty (30) days from the receipt of notice by Lender), Lender may, but will have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits, or do any other act or thing required of Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender will be as effective to prevent the rights of Landlord from being forfeited or adversely affected due to any default under the Lease as the same would have been if timely done and performed by Landlord. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be construed or interpreted as extending the time periods under the Lease in which the Building must be completed and the Premises delivered to Tenant.

         5. In the event that Lender becomes the owner of the Property, as contemplated by this Agreement, before the Building is completed, Lender hereby agrees to declare to Tenant in writing (the "DECLARATION") either that the Premises (a) will be delivered in accordance with the time schedule contained in the Lease or (b) will not be completed in accordance with the time schedule contained in the Lease. Lender shall make this Declaration within sixty (60) days following the date on which Lender becomes the owner of the Property. Notwithstanding the provisions of Paragraph 2(a) above, if Lender makes the Declaration contained in (a) above, Lender shall be obligated under the Lease with respect to the dates for delivery of the Premises; provided that this Declaration shall become null and void and of no further effect if any party subsequently files suit against Lender or makes any claim in a bankruptcy proceeding challenging Lender's ownership of the Property or contesting any procedure related thereto, and Lender in such event shall have no liability or obligation with respect to the completion and delivery of the Premises or the Building. Notwithstanding anything to the contrary in the Lease, if Lender elects to make the Declaration contained in
(a) above but fails to satisfy the Premises delivery obligations under the Lease, Tenant's sole remedy shall be to terminate the Lease and collect any holdover premiums due thereunder; provided that Lender shall have no liability for any holdover premiums attributable to period of more than three months following the expiration of Tenant's existing lease for space in Peachtree Center; and provided further that Tenant may terminate the Lease at any time following such three month period unless Tenant subsequently occupies the Premises pursuant to the Lease. If Lender does not timely make the Declaration contained in (a) above or makes the Declaration contained in
(b) above, Tenant may terminate the Lease and neither Lender nor Tenant shall have any further obligations or liability with respect thereto.

         6. Landlord and Tenant hereby represent and warrant to Lender that the Lease has been duly executed by Landlord and Tenant and is now in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises; that to the best knowledge of the respective parties no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien, or claim of offset under the Lease or otherwise against the rents or other charges due or to become due under the Lease.

         7. Tenant and Landlord hereby agree that, so long as the Loan and the Loan Documents remain outstanding and unsatisfied, Landlord and Tenant will not alter, amend, cancel, modify, or suspend any of the terms of the Lease without the prior written consent of Lender in each instance.

         8. Tenant and Landlord hereby acknowledge that Lender's title insurance company will rely upon this instrument in issuing its policy of title insurance to Lender, and Tenant and Lender do hereby agree and intend for such title insurance company to be a third-party beneficiary hereto.

         9. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests, and responses thereto ("COMMUNICATIONS") permitted or required to be given under this Agreement shall be (i) in writing and (ii) transmitted via U.S. certified mail, nationally recognized overnight carrier, or courier service. Such Communications shall be deemed to have been properly given and shall be effective upon receipt thereof. Receipt of Communications hereunder shall occur upon actual delivery to an individual party or to an officer or general or limited partner or member of a party or to any agent or employee of such party at the address of such party set forth below. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to Lender, must be addressed as follows:

                           Connecticut General Life
                           Insurance Company 900
                           Cottage Grove Road
                           Bloomflied, Connecticut 06002
                           Attn:

with copies to:
                           Alvis Campbell, Esq.
                           Jones, Day, Reavis & Pogue
                           303 Peachtree Street, N.E.
                           Sun Trust Plaza
                           Atlanta, Georgia 30308

and, if given to Tenant, must be addressed as follows:

and, if given to Landlord, must be addressed as follows:

                           Proscenium, L.L.C.
                           c/o Trammell Crow Company
                           Five Concourse Parkway
                           Suite 1600
                           Atlanta, Georgia 30328-6111

         10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title, and assigns, including, in the case of "Lender," any transferee or purchaser for Lender. When used herein, the term "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease.

         11. In the event any term or condition of this Agreement conflicts or is inconsistent with any terms and conditions of the Lease, this Agreement shall control. In the event any term or condition of this Agreement conflicts or is inconsistent with any terms and conditions of any of the Loan Documents, as between Landlord and Lender, the Loan Documents shall control.

         12. This Agreement may be executed in multiple counterparts, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart, all of which shall constitute one Agreement and shall be deemed an original.

         13. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

         14. Time is of the Essence of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


                                  LENDER:

Signed, sealed and                CONNECTICUT GENERAL LIFE
delivered in the                  INSURANCE COMPANY
presence of:

                                  By:
----------------------               ------------------------------------------
Witness                           Name:
                                       ----------------------------------------
                                  Its:
                                     ------------------------------------------


Notary Public                                        [BANK SEAL]

Commission Expiration:



         [NOTARIAL SEAL]


                                     TENANT:


                                             ---------------------------------
Signed, sealed and delivered in
the presence of:



--------------------
Witness                                By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Its:
                                           ---------------------------------

Notary Public

Commission Expiration:



         [NOTARIAL SEAL]

                                     LANDLORD:

Signed, sealed and delivered         PROSCENIUM, LLC,
in the presence of:                  a Georgia limited liability company

________________________             By:  TRI-PROPERTIES PROSCENIUM, L.L.C.,
Witness                                   a Georgia limited liability company,
                                          a managing member

                                            By: TCC PROSCENIUM, INC., a Delaware
NOTARY PUBLIC                                   corporation, a managing member

My commission expires:                          By:
                      ---------                    -----------------------------
                                                Name:   John S. Whitaker
         [NOTARY SEAL]                          Title:  President

                                                      [CORPORATE SEAL]

                                    EXHIBIT A

                        DESCRIPTION OF THE REAL PROPERTY

Parcel 1

         ALL THAT TRACT or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia, and being more particularly described as follows:

               TO FIND THE TRUE POINT OF BEGINNING, commence at a point formed by the intersection of the south right-of-way line of Fourteenth Street, if extended (being a 60-foot wide right-of-way) and the west right-of-way line of Peachtree Street, if extended (being a 70-foot wide right-of-way); run thence south 13(degree)30'29" east, along the west right-of-way line of Peachtree Street, if extended, a distance of 11.43 feet to a point, which point marks the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING as thus established and continuing along the west right-of-way line of Peachtree Street run south 13(degree)30'29" east a distance of 28.18 feet to a point; running thence south 08(degree)24'54" east, along the west right-of-way line of Peachtree Street, a distance of
44.50 feet to a point; thence leaving said right-of-way line and running south 89(degree)50'53" west a distance of 100.23 feet to a point; running thence south 89(degree)51'03" west a distance of 10.00 feet to a point; running thence north 10(degree)35'24" west a distance of 84.00 feet to a point located on the south right-of-way line of Fourteenth Street; running thence north 89(degree)51'48" east, along the south right-of-way line of Fourteenth Street, a distance of 98.47 feet to a point; running thence in a southeasterly direction along the right-of-way line connecting said right-of-way line of Fourteenth Street and the west right-of-way line of Peachtree Street along the arc of a curve to the right (which arc has a chord distance of 17.94 feet on a chord bearing south 51(degree)49'21" east and having a radius of 15.00 feet) an arc distance of 19.23 feet to a point, which point marks the TRUE POINT OF BEGINNING; said tract shown to contain
0.2099 acre (9,142 square feet) as per Boundary Survey for The Landmarks Group, prepared by W. L. Jorden & Co., Inc., bearing the certification of Phillis S. Curry, Georgia Registered Land Surveyor No. 2242, dated August 31, 1987, as last revised September 3, 1987.

Parcel 2

         All that tract or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia and being more particularly described as follows:

               TO FIND THE TRUE POINT OF BEGINNING, commence at a point formed by the intersection of the south right of way line of 14th Street, if extended (being a 60 foot wide right of way) and the west right of way line of Peachtree Street, if extended (being a 70 foot wide right of way); run thence south 13 degrees 30 minutes 29 seconds east, along the west right of way line of Peachtree Street, if extended, a distance of 39.61 feet to a point; continuing along the west right of way line of Peachtree Street run south 08 degrees 24 minutes 54 seconds east a distance of 44.50 feet to a point, which point marks the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING as thus established and continuing along the west right of way line of Peachtree Street run south 07 degrees 02 minutes 13 seconds east a distance of 103.49 feet to a point; thence leaving said right of way line and running north 88 degrees 34 minutes 50 seconds west a distance of 313.10 feet to a point located on the east right of way line of Crescent Avenue (being a 50 foot wide right of way); run thence north 05 degrees 17 minutes 55 seconds west along the east right of way line of Crescent Avenue a distance of 179.00 feet to a point located at the intersection of the east right of way line of Crescent Avenue and the south right of way line of 14th Street; run thence south 89 degrees 41 minutes 58 seconds east along the south right of way line of 14th Street a distance of 191.19 feet to a point; thence leaving said right of way line and running south 10 degrees 35 minutes 24 seconds east a distance of 84.00 feet to a point; run thence north 89 degrees 51 minutes 03 seconds east a distance of 10.00 feet to a point; run thence north 89 degrees 50 minutes 53 seconds east a distance of 100.23 feet to a point located on the west right of way line of Peachtree Street, which point marks the TRUE POINT OF BEGINNING; said tract shown to contain 1.0749 acres as per survey entitled "Boundary Survey Tract II Property of The Landmarks Group Properties Corporation and AT&T Resource Management Corporation" prepared by W. L. Jorden & Co., Inc., bearing the certification of Daniel S. Mahan, Georgia Registered Land Surveyor No. 2275, dated September 28, 1989.

Parcel 3

         All that tract or parcel of land lying and being in Land Lot 106 of the 17th District of Fulton County, Georgia and being more particularly described as follows:

               Beginning at a point formed by the intersection of the south right of way line of 14th Street (being a 60 foot wide right of way) and the west right of way line of Crescent Avenue (being a 50 foot wide right of way); run thence south 05 degrees 17 minutes 55 seconds east, along the west right of way line of Crescent Avenue a distance of 175.11 feet to a 3/4 inch open top pipe, said pipe being located on the north side of a ten-foot alley; run thence north 89 degrees 41 minutes 58 seconds west along the north side of said 10-foot alley a distance of 200.19 feet to a 5/8 inch reinforcing bar; run thence north 05 degrees 17 minutes 55 seconds west a distance of
175.11 feet to a 5/8 inch reinforcing bar, said reinforcing bar being located on the south right of way line of 14th Street; run thence south 89 degrees 41 minutes 58 seconds east along the south right of way line of 14th Street a distance of 200.19 feet to a point, which point marks the POINT OF BEGINNING; said tract shown to contain 0.8009 acres as per survey entitled "Boundary Survey Tract III Property of The Landmarks Group Properties Corporation and AT&T Resource Management Corporation", prepared by W. L. Jorden & Co., Inc., bearing the certification of Daniel S. Mahan, Georgia Registered Land Surveyor No. 2275, dated September 28, 1989.

                                   EXHIBIT "H"



After recording, please return to:

Charles T. Sharbaugh, Esq.
Paul, Hastings, Janofsky & Walker, LLP
Suite 2400, 600 Peachtree Street
Atlanta, Georgia  30308

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT"), is made this ____ day of _________ 1999, by and among THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting by and through its Atlanta
Agency (the "ADMINISTRATIVE AGENT"), as Administrative Agent for itself and the other lenders which are or may become parties to the Loan Agreement (as hereinafter defined); _______________ (the "TENANT"); and PROSCENIUM, LLC, a Georgia limited liability company (the "LANDLORD").

                                   WITNESSETH

         WHEREAS, the Landlord is the owner of certain real and personal property located in Atlanta, Fulton County, Georgia and described on EXHIBIT A attached hereto (the "PROPERTY");

         WHEREAS, the Landlord intends to construct upon the Property a twenty-three story office building with parking and related amenities (the "BUILDING");

         WHEREAS, the Building will have an address of 1170 Peachtree Street, Atlanta, Georgia, and will be named "The Proscenium;"

         WHEREAS, the Landlord and the Tenant have entered into a certain lease, dated _______ (the "LEASE"), relating to a portion of the Building, as more particularly described in EXHIBIT B attached hereto (the "PREMISES"), whereby the Tenant will be allowed to occupy the Premises following completion of the Building;

         WHEREAS, the Landlord has entered into that certain Construction Loan Agreement (together with all extensions, modifications, and renewals thereto referred to herein as the "LOAN AGREEMENT"), dated August10, 1999, by and among (i) the Landlord, as the Borrower thereunder, (ii) Trammell Crow Company, as the Guarantor, (iii) SunTrust Bank, Atlanta, as the Documentation Agent and a Lender thereunder, (iv) Colonial Bank, as a Lender thereunder,
(v) the Administrative Agent, as the Administrative Agent and a Lender thereunder, and (vi) other Lender parties which are or may become parties thereto;

         WHEREAS, pursuant to the Loan Agreement, the lender parties thereto have agreed to make a loan to the Landlord (the "LOAN"), secured in part by a Deed to Secure Debt and Security Agreement, dated August 10, 1999 to be recorded in the Fulton County Records (the "SECURITY DEED"), an assignment of leases and rents, and such other instruments, agreements, and documents as the Agent may require encumbering the Property (the Loan Agreement, the

Security Deed, and any and all such other agreements, assignments, and documents given to evidence or secure the Loan, together with all extensions, modifications, and renewals thereto, being hereinafter collectively referred to as the "LOAN DOCUMENTS"); and

         WHEREAS, the Tenant has agreed that the Lease will be subject and subordinate to the Loan and the Loan Documents, provided the Tenant is assured of continued occupancy of the Premises under the terms of the Lease with no interference with the Tenant's rights thereunder;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten and No/100 Dollars ($10.00), and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, the parties hereto agree as follows:

         1. The Tenant hereby subordinates the Lease, together with any and all rights, title, interests, estates, options, liens, and charges created thereby, to (a) the Loan, (b) the Loan Documents, and (c) any and all advances made thereunder. The Tenant does hereby covenant and agree that the Lease, together with any and all rights, title, interests, estates, options, liens, and charges created thereby, is and will continue to be subject and subordinate in all respects to the Loan Documents, including the Deed of Trust and to all advancements made thereunder. The Tenant further hereby acknowledges that the Loan Documents may be amended from time to time without the consent or knowledge of the Tenant.

         2. The Agent hereby agrees that, in the event the Agent becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure, deed under power, or otherwise, so long as the Tenant complies with and performs its obligations under the Lease, (i) the Agent will take no action which will interfere with or disturb the Tenant's possession or use of the Premises or other rights under the Lease, (ii) the Premises will be subject to the Lease, and (iii) the Agent will recognize the Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof. Notwithstanding the foregoing, the Agent and the Tenant hereby agree that, in the event the Agent becomes the owner of the Property as contemplated by this Paragraph, the Agent will not be subject to, bound by, or liable for any of the following:

               (a) any act or omission of the Landlord or its successors and assigns;

               (b) any offsets, credits, claims, or defenses which the Tenant may have against the Landlord or its successors and assigns;

               (c) any rent, additional rent or other amounts which the Tenant might have paid to the Landlord or its successors and assigns which were not directly and completely attributable to the current month;

               (d) Any security deposits which are not actually received by the Agent; and

               (e) any amendment, cancellation, modification, or surrender of the Lease made without the express written consent of the Agent.

In addition, the Agent shall not in any event be liable to the Tenant beyond the Agent's interest in the Property and the rents, income, receipts, revenues, issues, and profits arising therefrom, it being agreed that the Tenant shall have no recourse to any other assets of the Agent.

         3. The Tenant hereby agrees that, in the event the Agent (or a transferee, assignee, or purchaser for the Agent) becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure, deed under power, or otherwise, then the Tenant will attorn to and recognize the Agent as the landlord under the Lease for the remainder of the term thereof, and the Tenant will perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. This provision shall be self-operative and shall not require the execution of any further agreement or instrument by the Tenant. Nevertheless, in the event the Agent becomes the owner of the Property as contemplated by this Paragraph, the Tenant covenants and agrees to execute and deliver an appropriate agreement of attornment to the Agent if so requested.

         4. So long as the Loan and the Loan Documents remain outstanding and unsatisfied, the Tenant will mail or deliver to the Agent, at the address and in the manner herein provided, a copy of all notices permitted or required to be given to the Landlord by the Tenant pursuant to the Lease. Notwithstanding any provision to the contrary in the Lease, at any time before the rights of the Landlord will have been forfeited or adversely affected because of any default of the Landlord, or within the time permitted the Landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice by the Agent), the Agent may, but will have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits, or do any other act or thing required of the Landlord by the terms of the Lease; and all payments so made and all things so done and performed by the Agent will be as effective to prevent the rights of the Landlord from being forfeited or adversely affected due to any default under the Lease as the same would have been if timely done and performed by the Landlord. Notwithstanding the foregoing, so long as the Agent is acting diligently to cure any landlord default under the Lease or proceeding with foreclosure of the Property (if foreclosure is necessary to cure a default under the Lease), then the Tenant shall not have the right to terminate the Lease.

         5. The Tenant acknowledges that the Landlord will or has executed and delivered to the Agent an assignment of the Lease as additional security for the Loan, and the Tenant hereby expressly consents to such assignment. In the event the Agent notifies the Tenant of the occurrence of a default under the Loan Documents by the Landlord and demands that the Tenant pay its rents and all other amounts due under the Lease directly to the Agent or otherwise, the Tenant shall honor and fully comply with such demand. The Landlord hereby irrevocably authorizes the Tenant to comply with such demands by the Agent.

         6. The Landlord and the Tenant hereby represent and warrant to the Agent that the Lease and this Agreement have been duly executed by the Landlord and the Tenant and are now in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between the Landlord and the Tenant with respect to the leasing of the Premises; that to the knowledge of the Landlord and the Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that the Tenant, as of this date, has no charge, lien, or claim of offset under the Lease or otherwise against the rents or other charges due or to become due under the Lease.

         7. The Tenant and the Landlord hereby agree that, so long as the Loan and the Loan Documents remain outstanding and unsatisfied, the Landlord and the Tenant will not alter, amend, cancel, modify, or suspend any of the terms of the Lease without the prior written consent of the Agent in each instance.

         8. The Tenant and the Landlord hereby acknowledge that the Agent's title insurance company will rely upon this instrument in issuing its policy of title insurance to the Agent, and the Tenant and the Agent do hereby agree and intend for such title insurance company to be a third-party beneficiary hereto.

         9. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests, and responses thereto ("COMMUNICATIONS") permitted or required to be given under this Agreement shall be (i) in writing and (ii) transmitted via U.S. certified mail, nationally recognized overnight carrier, or courier service. Such Communications shall be deemed to have been properly given and shall be effective upon receipt thereof. Receipt of Communications hereunder shall occur upon actual delivery to an individual party or to an officer or general or limited partner or member of a party or to any agent or employee of such party at the address of such party set forth below. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to the Administrative Agent, must be addressed as follows:

                           The Bank of Nova Scotia

                           -----------------------

                           -----------------------

                           -----------------------
                           Attn:
                                  ----------------

and, if given to the Tenant, must be addressed as follows:



and, if given to the Landlord, must be addressed a s follows:



         10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title, and assigns, including, in the case of "Agent," any transferee or purchaser for the Agent. When used herein, the term "landlord" refers to the Landlord and to any successor to the interest of the Landlord under the Lease.

         11. In the event any term or condition of this Agreement conflicts or is inconsistent with any terms and conditions of the Lease, this Agreement shall control. In the event any term or condition of this Agreement conflicts or is inconsistent with any terms and conditions of any of the Loan Documents, as between Lender and Landlord, the Loan Documents shall control.

         12. This Agreement may be executed in multiple counterparts, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart, all of which shall constitute one Agreement and shall be deemed an original.

         13. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

         14.      Time is of the Essence of this Agreement.

         16. The Tenant and the Landlord and their counsels have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting this Agreement.



                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


                                       THE ADMINISTRATIVE AGENT:

Signed, sealed and                     THE BANK OF NOVA SCOTIA
delivered in the                       a Canadian chartered bank acting by and
presence of:                           through its Atlanta Agency, as
                                       Administrative Agent


                                       By:
                                          ------------------------------------
Witness                                Title:
                                              --------------------------------
                                                     [CORPORATE SEAL]

Notary Public

Commission Expiration:



         [NOTARIAL SEAL]



                                       THE TENANT:

Signed, sealed and                                                           ,
delivered in the                       ----------------------------------------
presence of:
                                       a                                 (SEAL)
                                        ---------------------------------



                                       By:
                                          ------------------------------------
Witness                                Title:
                                              --------------------------------

Notary Public

Commission Expiration:


         [NOTARIAL SEAL]

                                       LANDLORD:

Signed, sealed and delivered           PROSCENIUM, LLC,
in the presence of:                    a Georgia limited liability company

                                       By:    TRI-PROPERTIES PROSCENIUM, L.L.C.,
Witness                                       a Georgia limited liability
                                              company, a managing member

NOTARY PUBLIC                          By:    TCC PROSCENIUM, INC., a Delaware
                                              corporation, a managing member

My commission expires:                        By:
                      --------------                ---------------------------
                                              Name:  John S. Whitaker
         [NOTARY SEAL]                        Title:   President

                                                          [CORPORATE SEAL]

                                    EXHIBIT A

                        DESCRIPTION OF THE REAL PROPERTY